Exhibit 2.1

INTERCREDITOR AND SECURITY TRUST AGREEMENT

DATED  26th November, 2003

WATERFORD WEDGWOOD PLC

THE COMPANIES LISTED IN THIS AGREEMENT

as Subsidiary Obligors

BARCLAYS BANK PLC

as Security Trustee

and

THE CREDITORS

ALLEN & OVERY

London

CONTENTS

Clause

1.	Definitions and Construction
2.	Ranking
3.	Nature of Parties’ Rights and Obligations
4.	provisions relating to the HY Bonds
5.	Subordination on Insolvency
6.	Turnover
7.	Protection of Subordination
8.	Pre-Enforcement Entitlements
9.	Enforcement of Security
10.	Post-Enforcement Distributions
11.	Payment of Equalisation amount
12.	Security
13.	Representations of the Obligors
14.	Undertakings
15.	Changes to the Parties
16.	Modification of Facilities, Security Documents and/or this Deed
17.	Appointment of Security Trustee
18.	Power of Attorney
19.	Appointment and Rights of Receivers
20.	Severability
21.	Counterparts
22.	Notices
23.	Governing Law
24.	Enforcement

Schedules

1.	The Subsidiary Obligors
2.	The Creditors
3.	Accession mechanics
4.	Security Trust
5.	Rights of Receivers
6.	Facilities

THIS AGREEMENT is made by way of deed on 26th November, 2003

BETWEEN:

(1)                                  WATERFORD WEDGWOOD PLC (a company incorporated in the Republic of Ireland with registered number 11861) (the Company);

(2)                                  THE SUBSIDIARIES OF THE COMPANY listed in Schedule 1 together with any person who accedes to this Deed as a Subsidiary Obligor in accordance with Clause 15 (the Subsidiary Obligors);

(3)                                  THE SUBSIDIARIES OF THE COMPANY listed in Part II of Schedule 1, together with any person who accedes to this Deed as the provider of an HY Bond Guarantee in accordance with Clause 15 (the HY Bond Guarantors);

(4)                                  BARCLAYS BANK PLC as intercreditor agent and security trustee (Security Trustee);

(5)                                  THE FINANCIAL INSTITUTIONS listed in Part I of Schedule 2 together with any person who accedes to this Deed as an RCF Bank in accordance with Clause 15 (the RCF Banks);

(6)                                  THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 2 together with any person who accedes to this Deed as a Bilateral Bank in accordance with Clause 15 (the Bilateral Banks);

(7)                                  THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 2 together with any person who accedes to this Deed as a USPP Noteholder in accordance with Clause 15 (the USPP Noteholders);

(8)                                  THE FINANCIAL INSTITUTIONS listed in Part IV of Schedule 2 as providers of the Current Forex Facilities (the Current Forex Banks); and

(9)                                  THE FINANCIAL INSTITUTIONS as providers of New Forex Facilities, which accede to this Deed in accordance with Clause 15 (the New Forex Banks).

BACKGROUND

(A)                              This Deed is supplemental to the Facilities.

(B)                                This Deed is entered into in consideration of the mutual rights, covenants and obligations set out herein.

IT IS AGREED as follows:

INTERPRETATION

1.                                      DEFINITIONS AND CONSTRUCTION

1.1                               Definitions

In this Deed:

Acceding Creditor means an institution that becomes a Creditor after the date of this Deed in accordance with Clause 15(Changes to the Parties).

Additional Obligor means a member of the Group that becomes an Obligor after the date of this Deed in accordance with Clause 15 (Changes to the Parties).

Bank means an RCF Bank or a Bilateral Bank.

Bank Facilities means the RCF Facility and the Bilateral Facilities.

Bilateral Facilities means the debt finance facilities set out (as described as such) in Schedule 6, being senior borrowing facilities currently provided to the Group on a bilateral basis by the Bilateral Banks, and to be amended by, and subject to the terms of, the RCF Facility Agreement.

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London.

Calculation Date means the HYB Funding Date.

Charged Assets means any assets of the Group charged under the Security Documents.

Conditions Precedent Document has the same meaning as in the RCF Facility.

Consolidation has the meaning given to it in Clause 9.1 (Crystallisation).

Contingent Indebtedness means at any time in relation to a Facility, any contingent indebtedness owing by an Obligor to a Creditor or Creditors under or with respect to that Facility at such time.

Credit Documents means each document evidencing or creating a Facility, each Security Document and any other document designated as such by the Security Trustee and the Company.

Creditor means a Senior Creditor or an HYB Creditor.

Creditor Accession Agreement means a memorandum entered into pursuant to Clause 15(Changes to the Parties), which is substantially in the form set out in Part 1 of Schedule 3 (Accession Mechanics), by which a party accedes to this Deed as a Creditor.

Current Forex Facilities means the foreign exchange facilities set out (and described as such) in Schedule 6 (Facilities), being foreign exchange contracts outstanding with the Group as at the date of this Deed.

Debt means the Senior Debt or the HY Debt.

Disposal Premises means those Premises listed in Schedule 7 to the RCF Facility Agreement.

Distributions means cash receipts or distribution of assets from the Obligors, the proceeds of set-off and the proceeds of the enforcement of security, and includes the proceeds of any Redistribution.

Domain Names means, in relation to a Security Provider, the internet domain names which are registered by or on behalf of that Security Provider;

Enforcement Action means, in relation to any Liability:

(a)                                  the acceleration of such Liability or any declaration that such Liability is prematurely due and payable (other than as a result of it becoming unlawful for a Creditor to continue to perform its obligations under the relevant Facility) or payable on demand;

(b)                                 the making of any demand against the obligor of such Liability in relation to any guarantee, indemnity or other assurance against loss in respect of such Liability or exercising any right to require the obligor of such Liability to acquire such Liability (including the exercise of any put or call option against the obligor of such Liability for the redemption or purchase of such Liability);

(c)                                  the exercise of any right of set-off against the obligor of such Liability in respect of such Liability;

(d)                                 the suing for, commencing or joining of any legal or arbitration proceedings against the obligor of such Liability to recover such Liability;

(e)                                  the entering into of any composition, assignment or arrangement with the obligor of such Liability;

(f)                                    the petitioning, applying or voting for, the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to the winding up, dissolution, administration or reorganisation of the obligor of such Liability or any suspension of payments or moratorium of any indebtedness of the obligor of such Liability, or any analogous procedure or step in any jurisdiction; or

(g)                                 the enforcement of any of the Security.

Enforcement Event means, following the occurrence of a Senior Event of Default, the giving of notice to the Company by the relevant Senior Creditors to accelerate a Senior Facility or following the Senior Debt Discharge Date an event of default which has occurred and is continuing which results in a notice of acceleration of the HY Bond Facility.

Enforcement Point means the earliest date upon which:

(a)                                  either Senior Creditor Class (acting through the Instructing Banks or Instructing USPP Noteholders, as the case may be) declares the indebtedness owing to that Senior Creditor Class to be immediately due and payable in accordance with the terms of the relevant Facilities;

(b)                                 bankruptcy, insolvency or other similar proceedings (by petition, application or otherwise) are commenced with respect to any Obligor; or

(c)                                  any other enforcement action in respect of obligations of any Obligor under any Credit Document is taken with respect to any Obligor by any of the parties hereto following the occurrence of a default under that Credit Document;

English Security Agreement means the English law security agreement dated on or around the date of this Deed between the English Security Providers and Security Trustee.

English Security Provider means each of Waterford Wedgwood U.K. Plc, Josiah Wedgwood & Sons Limited, Statum Limited, Waterford Wedgwood Retail Limited, Wedgwood Limited Stuart & Sons Limited and Josiah Wedgwood & Sons (Exports) Limited.

Entity Exclusivity means, in respect of a Current Forex Bank, the principle that its right to share in the benefit of the Security on a pari passu basis with both:

(a)                                  the Senior Borrowing Creditors; and

(b)                                 the New Forex Banks (in that case, up to a maximum aggregate amount of m20,000,000),

in respect of amounts due under each relevant Current Forex Facility, is limited to the assets of an Obligor who is either a counterparty or a guarantor in respect of that particular Current Forex Facility.

Environmental Approval means any authorisation required by any Environmental Law.

Environmental Claim means any claim by any person in connection with:

(a)                                  a breach, or alleged breach, of an Environmental Law;

(b)                                 any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

(c)                                  any other environmental contamination.

Environmental Law means any law or regulation concerning:

(a)                                  the protection of health and safety;

(b)                                 the environment; or

(c)                                  any emission or substance which is capable of causing harm to any living organism or the environment.

Equalisation Amount means an amount sufficient to ensure after the payment of which that the Principal Exposure of each Senior Borrowing Creditor under the Senior Borrowing Facilities outstanding as at the Enforcement Point bears the same proportion to the Total Principal Exposures (taking into account any Consolidation that is required to have occurred under Clause 9.1) as the Original Exposure of each Senior Borrowing Creditor bore to the Total Original Exposures, provided that, for those purposes, any amount owing under or in respect of the Make-Whole Notes is not treated as principal.

Exchange Rate means, in relation to a currency to be converted for the purpose of any calculation required by this Deed (Currency A), the Security Trustee’s spot rate of exchange for the purchase of the currency into which Currency A is to be converted (Currency B) at or about 11 am on either the day the calculation is to be made or the day that Currency B is to be delivered (as appropriate).

Exposure means the principal or notional amount owing (actually or contingently) to a Creditor by an Obligor with respect to an Obligation at any time.

Facilities means the Senior Borrowing Facilities, the Forex Facilities and the HY Bond Facility, and shall include in each case guarantees, security documents and any other ancillary agreements, documents and instruments relating thereto.

Fixtures means all fixtures and fittings and fixed plant and machinery on the Mortgaged Property.

Forex Banks means the Current Forex Banks and the New Forex Banks.

Forex Debt means all Liabilities payable or owing by any Obligor to a Forex Bank under or in connection with a Forex Facility.

Forex Facility means a Current Forex Facility or a New Forex Facility.

German Security Trust Agreement means the German law security trust agreement dated on or about the date hereof between, inter alia, the Security Trustee, Waterford Wedgwood GmbH, Wedgwood Limited, Josiah Wedgwood & Sons Limited, Waterford Wedgwood plc and Clad Metals, LLC.

Group means the Company and its subsidiaries.

HYB Creditor means the HY Bonds Trustee (on behalf of itself and the HY Bondholders).

HYB Funding Date has the meaning given to it in the RCF Facility.

HY Bondholder means a holder of any HY Bonds.

HY Bonds means the notes issued under the HY Bond Indenture.

HY Bond Default means an Event of Default (as defined in the HY Bond Indenture) related to a default in payment of any amount due under the HY Bond Indenture or the HY Bonds (but only if, in the case of any amounts not constituting principal or interest, such amounts exceed m500,000)

HY Bond Default Notice means a notice from the HY Bonds Trustee or any HY Bondholder to the Security Trustee specifying the event or circumstances of a HY Bond Default.

HY Bond Facility means the high yield bond facility provided under the terms of the HY Bond Indenture.

HY Bond Finance Document means the HY Bonds, the HY Bond Indenture and this Deed and shall include guarantees, security documents and any other ancillary agreements, documents and instruments relating thereto.

HY Bond Guarantee means a guarantee of the obligations of the HY Bond Issuer under the HY Bonds and the HY Bond Indenture, which is subordinated in right of payment to Liabilities arising in connection with the Senior Debt.

HY Bond Indenture means the indenture entered into or to be entered into between the relevant Obligors, the HY Bonds Trustee and Kredietbank S.A. Luxembourgeoise as Luxembourg paying and transfer agent.

HY Bond Issuer means the Company in its capacity as issuer of the HY Bonds.

HY Bond Standstill Period means a period of not less than 179 days after receipt of a HY Bond Default Notice by the Security Trustee.

HY Bond Stop Notice means the notice issued under Clause 4.3 (Payment blockage under HY Bonds) by the Security Trustee specifying the relevant Senior Default pursuant to which Permitted HY Bonds Payments are suspended.

HY Bonds Trustee means any institution acting in its capacity as the trustee under the HY Bond Indenture.

HY Debt means all Liabilities payable or owing by any Obligor to an HYB Creditor under or in connection with an HY Bond Finance Document.

Insolvency Event has the meaning given to it in Clause 5.1 (Subordination Events).

Insolvent Obligor has the meaning given to it in Clause 5.1(Subordination Events).

Instructing Banks means, at any relevant time, RCF Banks and Bilateral Banks together holding 66 2/3% or more of the aggregate of the Limits of the RCF Banks and the Bilateral Banks at that time.

Instructing USPP Noteholders means USPP Noteholders holding 66 2/3% or more of the aggregate outstanding principal amount of the USPP Notes.

Insured Property Assets means the Premises (except the Disposal Premises) and all an English Chargor’s other assets of an insurable nature in the Premises.

Intellectual Property Rights means:

(a)                                  any know-how, right in confidential information, patent, utility model, trade mark, service mark, right in design, internet domain name, business name, rights in topographies, rights in inventions or equivalent or similar rights;

(b)                                 any copyright, database right or other intellectual property right or equivalent or similar rights;

(c)                                  any interest (including by way of licence) in any of the above; or

(d)                                 any application (or right to apply) for any of the above;

in each case, whether registered or not, wherever in the world existing, now or in the future.

Liability means any present or future liability (actual or contingent), including advisers fees and costs and expenses both pre and post enforcement, together with:

(a)                                  any permitted novation, deferral or extension of that liability;

(b)                                 any further advance which may be made under any agreement expressed to be supplemental to any document in respect of that liability, together with all related interest, fees and costs;

(c)                                  any claim for damages or restitution in the event of rescission of that liability or otherwise;

(d)                                 any claim flowing from any recovery by a payment or discharge in respect of that liability on the grounds of preference or otherwise; and

(e)                                  any amount (such as post-insolvency interest) which would be included in any of the above but for its discharge, non-provability, unenforceability or non-allowability in any insolvency or other proceedings.

Limits means the amount of a Creditor’s actual and potential liability in respect of principal or notional amounts under an Obligation, including undrawn commitments, as shown in Schedule 6.

Make-Whole Amount has the meaning given to it in (and shall be calculated in accordance with the relevant provisions of) the USPP, and includes any Modified Make-Whole Amount (as defined in and calculated in accordance with the USPP).

Make-Whole Notes means notes issued in favour of the USPP Noteholders representing Make-Whole Amounts that have been capitalised in accordance with Section 8.1 of the USPP.

Material Adverse Effect means a material adverse effect on:

(a)                                  the business or financial condition of any Obligor or the Group as a whole;

(b)                                 the ability of an Obligor to perform its obligations under any Finance Document;

(c)                                  the validity or enforceability of any Finance Document in any material respect; or

(d)                                 any material right or material remedy of a Finance Party in respect of a Finance Document.

Material IPR means Intellectual Property Rights which are from time to time (a) required to be used by the Security Provider for the purpose of its business and operations; or (b) material in the context of the business of a member of the Group.

Mortgaged Property means, in relation to each English Security Provider, the freehold and leasehold property specified in Schedule 2 (Security assets) of the English Security Agreement as set out under its name under the sub-heading of Real Property.

New Forex Facilities means foreign exchange contracts entered into with members of the Group after the date of this Deed (to the extent that such contract is not provided in contravention of the provisions of the HY Bond Indenture) which will have the benefit of the Security upon a New Forex Bank acceding to this agreement.

Obligations means the obligations owing to the Creditors under the Facilities, including, without limitation, any amounts in respect of fees, interest (including default interest), Make-Whole Amounts, breakage costs and any other amounts payable in respect thereof.

Obligor Accession Agreement means each memorandum to be entered into pursuant to Clause 15 (Changes to the Parties) which is substantially in the form set out in Part 2 of Schedule 3 (Accession Mechanics) by which a member of the Group accedes to this Deed as an Additional Obligor.

Obligors means the Company, the Subsidiary Obligors, any Additional Obligor, any other borrowers under, and guarantors of, any of the Facilities, any Security Provider the issuer of the USPP Notes, the HY Bond Issuer, any HY Bonds Guarantor and any other members of the Group party to any Forex Facility.

Original Exposure means, for each of the Senior Borrowing Creditors, the principal amount outstanding which is owed to it under the relevant Facility either:

(a)                                  as at the Calculation Date, as listed in Schedule 6 (Facilities) as its original exposure; or

(b)                                 following any Refinancing, as at the date upon which that Refinancing occurs.

Party means any party (by accession or otherwise) to this Deed and Parties is to be construed accordingly.

Permitted HY Bonds Payments means the payments permitted by Clause 4.2 (Permitted payments under HY Bonds) for so long as they are permitted.

Post-Enforcement Entitlement of a Creditor at any time after the Enforcement Point means:

(a)                                  with respect to the Bank Facilities, its outstanding fees, principal, interest and costs at that time;

(b)                                 with respect to the USPP Notes, its outstanding principal (including Make-Whole Notes, if any), fees, interest, costs and Make-Whole Amount in respect thereof as at that time;

(c)                                  with respect to the Current Forex Facilities, the outstanding fees, principal, interest and costs at that time, subject to Entity Exclusivity;

(d)                                 with respect to the New Forex Facilities, the outstanding fees, principal, interest and costs at that time, up to its share (as between each of the New Forex Banks) of a maximum aggregate amount of m20,000,000, calculated in accordance with Clause 10.2 (Sharing between the New Forex Banks).

in each case converted for the purposes of this definition to euro at the Exchange Rate in effect on the date of any distribution pursuant to Clause 10 (Post Enforcement Distributions).

Provided that:

(a)                                  any calculation of such Post-Enforcement Entitlements shall be calculated net of any cash cover held by the Security Trustee on behalf of a Creditor or any other cash cover held by any Creditor; and

(b)                                 all Post-Enforcement Entitlements shall include all interest which shall accrue on the indebtedness referred to in paragraphs (a) and (b) above after the Calculation Date.

Pre-Enforcement Entitlement of a Senior Creditor means, prior to an Enforcement Point, each Senior Creditor’s entitlement calculated in accordance with Clause 8.1 (Pre-enforcement Entitlements).

Premises means all buildings and erections included in the definition of Security Assets (as defined in the English Security Agreement) but excluding the Disposal Premises.

Principal Exposure means on any date in respect of Senior Borrowing Creditor, the aggregate principal amount outstanding to that Senior Borrowing Creditor under a Senior Borrowing Facility (converted to euros (if required) on such date at the Exchange Rate), provided that any calculation of the Principal Exposure of any USPP Noteholder prior to the

Enforcement Point shall not include any amount owing under or in respect of the Make-Whole Notes.

Priority New Forex Banks means each of The Governor and Company of the Bank of Ireland, Allied Irish Banks p.l.c., Barclays Bank Plc and Wachovia Bank, National Association.

Priority New Forex Facility means any New Forex Facility provided by a Priority New Forex Bank.

RCF Facility means the revolving credit facility provided on the terms of the RCF Facility Agreement, and includes any Refinancing of it.

RCF Facility Agreement means the agreement dated 29th November, 1999 for the provision of a revolving credit facility between (among others) the Obligors and the RCF Banks as amended by an amendment and restatement agreement dated 4th March, 2002, further amended by waiver letters dated 3rd June, 2003, and 30th September, 2003, amended by a second amendment and restatement agreement dated 26th November, 2003, and as may be further amended.

Real Property means all freehold or leasehold property included in the definition of Security Assets (as defined in the English Security Agreement).

Realisation Account means the account established by the Security Trustee pursuant to paragraph 2.2 of Schedule 4 (Security Trust).

Receiver means any receiver and manager or other receiver (whether appointed pursuant to any Security Document, pursuant to any statute, by a court or otherwise).

Receiving Creditor has the meaning given to it in Clause 9.4 (Redistribution Payments).

Refinancing means the completion of a refinancing of either the Bank Facilities or the USPP.

Redistribution has the meaning given to it in Clause 9.4 (Redistribution Payments).

Report on Title means any report or certificate on title on the Mortgaged Property addressed and provided at the request of the Security Trustee before the date of the English Security Agreement or, in the case of any Mortgaged Property acquired after the date of the English Security Agreement, its date of acquisition.

Security means the security granted under the Security Documents.

Security Documents means such documentation as is required to put the Security in place in form and substance satisfactory to the Security Trustee and the Creditors.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other security arrangement or agreement having a like effect.

Security Provider means any member of the Group providing Security.

Senior Borrowing Creditors means the Banks and the USPP Noteholders.

Senior Borrowing Facilities means the Bank Facilities and the USPP.

Senior Creditor Class means each of the following:

(a)                                  the Banks together;

(b)                                 the USPP Noteholders together.

Senior Creditors means the RCF Banks, the Bilateral Banks, the USPP Noteholders, the Current Forex Banks and the New Forex Banks.

Senior Debt means all Liabilities payable or owing by any Obligor to a Senior Creditor under or in connection with a Senior Facility.

Senior Debt Discharge Date means the date upon which all of the Senior Debt has been unconditionally and irrevocably paid and discharged in full, as determined by the Security Trustee.

Senior Default means a Default as defined in a Senior Facility.

Senior Event of Default means an Event of Default as defined in a Senior Facility.

Senior Facility means a Bank Facility, the USPP or a Forex Facility.

Senior Payment Default means a payment Default as defined in a Senior Facility.

Subsidiary means a subsidiary within the meaning of section 736 of the Companies Act 1985, as amended by section 144 of the Companies Act 1989, but excluding Wedgwood Museum Trust Limited (incorporated in England with registered number 715537).

Tax means any tax, levy, import, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Total Original Exposure means the aggregate of the Original Exposures of all Senior Borrowing Creditors at the Calculation Date.

Total Principal Exposure means the aggregate Principal Exposures of all Senior Borrowing Creditors at the date of calculation of the Principal Exposures in question.

USPP means the note purchase facility provided on the terms of the USPP Agreement, and includes any Refinancing of it and the USPP Notes and Make-Whole Notes issued thereunder.

USPP Agreement means the note purchase agreement among, inter alia, Waterford Wedgwood Finance, Inc., the Company and others dated 18th November, 1998 as amended by an amendment agreement on each of June 15, 1999, December 17, 1999, March 5, 2002 and June 30, 2003, and as amended by an amendment and restatement agreement dated on or about the date hereof and as may be further amended from time to time.

USPP Noteholders means the holders of the USPP Notes from time to time.

USPP Notes means the notes constituted under the USPP.

USPP Notes Issuer means Waterford Wedgwood Finance, Inc.

1.2                               Construction

(a)                                  In this Deed, unless the contrary intention appears, a reference to:

(i)                                     an amendment includes a supplement, novation, restatement or re-enactment and amended is to be construed accordingly;

assets includes present and future properties, revenues and rights of every description;

an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

a person includes any person, firm, company, corporation, government, state, agency, organisation, association, body, department, trust, partnership (whether or not having separate legal personality) or any other entity of any description;

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ii)                                  a currency is a reference to the lawful currency for the time being of the relevant country;

(iii)                               a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(iv)                              a Clause, Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Deed;

(v)                                 a person includes its successors in title, permitted assigns and permitted transferees;

(vi)                              a time of day is a reference to London time.

(b)                                 Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)                                     if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)                                  if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)                               notwithstanding sub-paragraph (i) above, a period which commences on the first Business Day of a month will end on the last Business Day in that calendar month.

(c)                                  A reference to a Party will not include that Party if it has ceased to be a Party under this Deed.

(d)                                (i)                                      Where there is any conflict between the terms of this Deed and any other agreement (other than the HY Bond Indenture or the German Security Trust Agreement), the terms of this Deed shall prevail and have priority over any such other agreement.

(ii)                                  Where there is a conflict between the terms of this Deed and the German Security Trust Agreement, the German Security Trust Agreement shall prevail.

(iii)                               It is the intention of the parties that the following provisions of the HY Bond Indenture and this Deed, respectively (including, for the purposes of such provisions, the definitions contained in such agreements as used in such provisions), shall be interpreted so that such provisions shall have the same effect, notwithstanding the difference in governing law applicable to such agreements and notwithstanding the use of differing words and expressions:

(A)                              Sections 10.5 and 12.5 of the HY Bond Indenture and Clause 4.3 of this Deed, respectively;

(B)                                Sections 10.2 and 12.2 of the HY Bond Indenture and Clauses 4.6 and 4.7 of this Deed, respectively;

(C)                                Sections 10.3, 10.4, 12.3 and 12.4 of the HY Bond Indenture and Clause 5.1 of this Deed, respectively;

(D)                               Sections 10.4 and 12.4 of the HY Bond Indenture and Clause 6.1 of this Deed, respectively;

(E)                                 Section 11.5(a) of the HY Bond Indenture and Clause 12.7(a) of this Deed, respectively; and

(F)                                 Section 13.3(a)(ii)(?) of the HY Bond Indenture and Clauses 12.6, 12.7(b) and 12.7(c) of this Deed, respectively.

(iv)                              If there is any dispute as to the interpretation of the provisions contained in Clauses 4 (Provisions relating to the HY Bonds) to 6 (Turnover), the provisions of the HY Indenture shall prevail.

2.                                      RANKING

(a)                                  In accordance with the terms of this Deed, the Debt and the Security rank in the following order:

First                                                          Senior Debt;

Second                                              HY Debt.

(b)                                The ranking in paragraph (a) above applies regardless of:

(i)                                     the order of registration, notice or execution of any document;

(ii)                                  when any Debt is incurred;

(iii)                               whether or when a Creditor is obliged to advance any Debt; or

(iv)                              any fluctuation in the outstanding amount of, or any intermediate discharge of, any Debt.

3.                                      NATURE OF PARTIES’ RIGHTS AND OBLIGATIONS

3.1                               Obligors

(a)                                  Each Obligor is a Party solely for the purpose of acknowledging the priorities, rights and obligations recorded in this Deed.  No Obligor has any rights under this Deed (except under Clauses 10, 12.6, 12.7, 14.2, 14.3, 14.4, 23 and 24) and no undertaking is given (or deemed to be given) to, or for the benefit of, any Obligor.  Notwithstanding the other provisions of this Deed, the Creditors shall be able to alter the priority and ranking of their Security and Obligations amongst themselves without reference to, or any consent from, the Obligors, but are not entitled (without the consent of the Company) to amend any provisions under which the Obligor has any rights.

(b)                                 The Parties do not intend that this Deed should create any rights which are enforceable by any person who is not a Party, whether under the Contracts (Rights of Third Parties) Act 1999 or otherwise.

3.2                               Creditors

Unless otherwise agreed by all the Creditors:

(a)                                  the obligations of a Creditor under this Deed are several;

(b)                                 failure by a Creditor to perform its obligations under this Deed does not affect the obligations of any other Creditor under this Deed; and

(c)                                  no Creditor is responsible for the obligations of any other Creditor under this Deed.

3.3                               HY Bonds Trustee

(a)                                  On and from the date upon which the HY Bonds Trustee accedes to this Deed by executing a Creditor’s Accession Deed in substantially the form set out in Schedule 3 (Accession Mechanics), the provisions relating to the HY Bonds Trustee and the HY Debt shall become operative.

(b)                                 On and from the date of such accession, the HY Creditors will have the benefit of the Security created under the Security Documents and will be subject to the terms of this Deed.

3.4                               Preservation of Debt

Notwithstanding any term of this Deed postponing, subordinating or preventing the payment of any Debt:

(a)                                  that Debt will, solely as between the relevant Obligors and the relevant Creditors, remain owing or due and payable in accordance with the terms of the applicable Credit Documents; and

(b)                                 interest and default interest will accrue on missed payments accordingly.

3.5                               Refinancing of Senior Debt

Any or all of the Senior Debt may be refinanced and any debt refinancing of that Senior Debt will be treated as Senior Debt and rank accordingly in accordance with this Deed.  Furthermore, the providers of debt refinancing any Senior Debt (to the extent that such refinancing debt is not provided in contravention of the provisions of the HY Bond Indenture) shall be deemed to be Senior Creditors and the HY Bonds shall be subordinated to such Senior Debt on the terms of this Deed.  The Parties will promptly execute all such documents (including by way of accession to this Deed) and do all such acts as shall be necessary to effect such treatment and ranking.

4.                                      PROVISIONS RELATING TO THE HY BONDS

4.1                               Obligations under HY Bonds

(a)                                  Until the Senior Debt Discharge Date, no member of the Group (other than the HY Bond Issuer or any HY Bonds Guarantor, in each case in accordance with the provisions of this Deed) shall pay, defease, prepay, repay, redeem or acquire any of the HY Bonds Liabilities.

(b)                                 Until the Senior Debt Discharge Date, the HY Bond Issuer (or an HY Bonds Guarantor) may only pay, repay, redeem or acquire any of the HY Bonds Liabilities at any time in accordance with the terms of the HY Bond Finance Documents if that action is permitted under Clause 4.2 (Permitted payments under HY Bonds).

(c)                                  Until the Senior Debt Discharge Date, no indebtedness of the HY Bonds Issuer or any HY Bonds Guarantor other than Senior Debt shall be designated as “Designated Senior Debt” as defined in the HY Bonds Indenture.

(d)                                 Until the Senior Debt Discharge Date, no amendments may be made to any HY Bond Finance Document other than in accordance with Clause 16.4 (Amendments to Facilities).

4.2                               Permitted payments under HY Bonds

Until the Senior Debt Discharge Date, subject to the provisions of Clause 4.3 (Payment blockage under HY Bonds) and Clause 5 (Subordination on insolvency), the HY Bond Issuer or any HY Bonds Guarantor may only make payments to the HYB Creditors in respect of the Liabilities under the HY Bonds then due (prior to the scheduled maturity of the HY Bonds) to the extent that such payment is a payment of interest, default interest, liquidation damages or premium or any payment made further to the application of the gross-up provisions in the HY Bond Finance Documents.

4.3                               Payment blockage under HY Bonds

Prior to the Senior Debt Discharge Date, without the prior written consent of both the Instructing Banks and the Instructing USPP Noteholders and subject to Clause 5 (Subordination on insolvency), neither the HY Bond Issuer nor any HY Bonds Guarantor may make any payment in relation to any HY Bonds Liabilities:

(a)                                  if a Senior Payment Default occurs and is continuing, until such time as the Senior Payment Default is cured or waived; or

(b)                                 if a Senior Default (other than a Senior Payment Default) occurs and is continuing, on and from the date upon which the HY Bonds Trustee receives an HY Bond Stop

Notice from the Security Trustee in accordance with Clause 4.4 (HY Bond Stop Notices) below, until the earlier of:

(i)                                     the date falling 179 days after receipt by the HY Bonds Trustee of the HY Bond Stop Notice;

(ii)                                  the date upon which the relevant Senior Default has been cured or waived;

(iii)                               the date upon which the Security Trustee delivers a notice to the HY Bonds Trustee cancelling the HY Bond Stop Notice; and

(iv)                              the Senior Debt Discharge Date.

4.4                               HY Bond Stop Notices

(a)                                  The Security Trustee shall issue an HY Bond Stop Notice to the HY Bonds Trustee if it is instructed to do so by either the Instructing Banks or the Instructing USPP Noteholders.

(b)                                 Whilst the relevant Senior Default is continuing, the Security Trustee shall only be entitled to deliver a notice to the HY Bonds Trustee cancelling the HY Bond Stop Notice if it is instructed to do so by both the Instructing Banks and the Instructing USPP Noteholders.

(c)                                  No new HY Bond Stop Notice (other than the first HY Bond Stop Notice delivered under this Deed) may be served by the Security Trustee unless and until a period of 360 days has passed since the delivery by the Security Trustee of the immediately preceding HY Bond Stop Notice.

4.5                               Effect of non-payment under HY Bonds

Any failure to make a payment under the HY Bond Finance Documents by reason of any provisions of this Deed shall not prevent the occurrence of a Default or Event of Default (each as defined in the HY Bond Indenture) arising as a consequence of such non-payment.

4.6                               Enforcement under the HY Bonds

Prior to the Senior Debt Discharge Date, no HYB Creditor shall be entitled to take any Enforcement Action against the HY Bond Issuer or an HY Bonds Guarantor in respect of the HY Bonds, unless:

(a)                                  it has received the prior written consent of the Security Trustee, which may only provide such consent if authorised to do so by both the Instructing Banks and the Instructing USPP Noteholders;

(b)                                 any of the Senior Debt has been declared to be prematurely due and payable or payable on demand (and demand has been made) by reason of a Senior Event of Default;

(c)                                  such Enforcement Action is permitted pursuant to Clause 4.7 (HY Bond Standstill Periods) as a result of the expiry of any HY Bond Standstill Period arising as a consequence of any HY Bond Default Notice being issued on behalf of the HYB Creditors in accordance with Clause 4.7 (HY Bond Standstill Periods) below;

(d)                                 an Insolvency Event occurs in relation to the HY Bonds Issuer or an HY Bonds Guarantor, provided that Enforcement Action may only be taken against the entity in respect of which the Insolvency Event has occurred; or

(e)                                  any Enforcement Action is taken by the Security Trustee with regard to any of the Security Documents.

For the avoidance of doubt, prior to the Senior Debt Discharge Date, no HYB Creditor shall be entitled to take any action that involves the enforcement of any Security or other exercise of rights in connection with the Security Documents.

4.7                               HY Bond Standstill Periods

(a)                                  If an HY Bond Default occurs and is continuing, any HY Bondholder or the HY Bonds Trustee may deliver an HY Bond Default Notice to the Security Trustee, at which point an HY Bond Standstill Period shall be deemed to have commenced. Following delivery of an HY Bond Default Notice by an HY Bondholder, the HY Bonds Trustee shall promptly confirm the occurrence of the relevant HY Bond Default upon request by the Security Trustee.

(b)                                 If, by the end of the applicable HY Bond Standstill Period, the Senior Creditors have not taken any Enforcement Action then, provided that the HY Bond Default in respect of which the HY Bond Default Notice was issued is continuing and has not been cured or waived, the HY Bond Creditors shall be entitled to take Enforcement Action (other than in respect of paragraph(g) of the definition of “Enforcement Action”).

(c)                                  No HY Bond Standstill Period can be extended beyond 179 days by means of the subsequent issuance of an HY Bond Stop Notice.

(d)                                 The HY Bonds Trustee shall notify the Security Trustee of any Enforcement Action to be taken by the HYB Creditors prior to it being taken, to the extent that the HY Bonds Trustee is aware of such Enforcement Action.

5.                                      SUBORDINATION ON INSOLVENCY

5.1                               Subordination events

(a)                                  In this Clause Insolvent Obligor means an Obligor in respect of which any of the events listed below occur (each such event being an Insolvency Event):

(i)                                     it enters into a moratorium or a composition, assignment or similar arrangement with any of its creditors;

(ii)                                  a meeting of it is convened for the purpose of considering any resolution for (or to petition or make an application for) its winding-up, administration, examination or dissolution or any such resolution is passed;

(iii)                               an order for its winding-up, administration or dissolution is made;

(iv)                              any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, examiner, administrator or similar officer is appointed in respect of it;

(v)                                 its director or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, examiner, administrative receiver, administrator or similar officer; or

(vi)                              any other analogous step or procedure is taken in any jurisdiction,

(b)                                 Any HY Debt owed by an Insolvent Obligor will be subordinate in right of payment to any Senior Debt owed by that Insolvent Obligor.

5.2                               Consequences of insolvency

(a)                                  In relation to any Enforcement Action undertaken in respect of any Security Document, the Security Trustee may:

(i)                                     claim, enforce and prove for any HY Debt owed by an Obligor;

(ii)                                  file claims and proofs, give receipts and take any proceedings as the Security Trustee considers reasonably necessary to recover that HY Debt;

(iii)                               do anything which the Security Trustee sees fit to recover that HY Debt; and

(iv)                              receive all distributions on that HY Debt for application against the Senior Debt in the manner provided for in this Deed.

(b)                                 If and to the extent that the Security Trustee is not entitled to do anything mentioned in paragraph (a) above or does not wish to do so, the HY Bonds Trustee (on its own behalf and on behalf of the HY Bondholders) must (at the expense of the Senior Creditors) do so in good time and as requested by the Security Trustee.

(c)                                  Each HYB Creditor irrevocably authorises the Security Trustee to take any action referred to in paragraph (a) above in respect of any HY Debt owed by an Insolvent Obligor to it.

(d)                                 Until the Senior Debt Discharge Date, the HYB Trustee shall:

(i)                                     hold any payment or distribution in cash or in kind received or receivable by it in respect of any HY Debt from or on behalf of an Insolvent Obligor in trust for the Senior Creditors;

(ii)                                  promptly pay and transfer any such payment or distribution to the Security Trustee for application against the Senior Debt in the manner provided for in this Deed; and

(iii)                               direct the trustee in bankruptcy, liquidator, assignee or other person distribution the assets of an Insolvent Obligor or their proceeds to pay all payments and distributions on the HY Debt direct to the Security Trustee.

(e)                                  Nothing in this Clause entitles the Security Trustee or any Senior Creditor to require any HYB Creditor to exercise any voting right to waive, reduce, discharge, extend the due date for payment or reschedule any HY Debt.

5.3                               Further assurance

The HY Bonds Trustee must, at its own expense, take whatever action the Security Trustee may require to give effect to this Clause, such expenses to be reimbursed pursuant to Clause 10.1(a) (Order of Distributions) of this Deed.

6.                                      TURNOVER

6.1                               Non-permitted payment

If:

(a)                                  an HYB Creditor receives a payment or distribution in respect of any of the HY Debt from or on behalf of an Obligor other than as allowed under this Deed; or

(b)                                 an HYB Creditor receives the proceeds of any enforcement of any Security or any guarantee for any HY Debt other than as allowed under this Deed,

that HYB Creditor must pay to the Security Trustee the amount received by it, promptly upon written request of the Security Trustee (acting on the instructions of the Senior Creditors). Any amount so received by the Security Trustee will be applied against the Debt in the order provided for under this Deed.

6.2                               Non-permitted discharge

If, for any reason, prior to the Senior Debt Discharge Date, the HY Debt is discharged in any manner by or on behalf of the Group other than as allowed under this Deed, the HYB Creditors must immediately pay an amount equal to the amount discharged to the Security Trustee for application against the Debt in the order provided for under this Deed.  Any amount so received by the HYB Creditors shall be held on trust until such payment is made.

6.3                               Over receipt

If, after the Senior Debt Discharge Date, any Senior Creditor receives an amount which is not capable of being applied against any Senior Debt, that Senior Creditor must pay an amount equal to that amount to the Security Trustee for application against the Debt in the order provided under this Deed.

6.4                               Turnover by Obligors

If an Obligor receives from a third party a payment or distribution which should have been paid to the Security Trustee or a Creditor, the Obligor must promptly pay to the Security Trustee the amount received by it and required to be prepaid. Any amount so received by the Obligor from the third party shall be held by it on trust until such payment is made. Any amount so received by the Security Trustee will be applied against the Debt in the order provided for under this Deed.

6.5                               Indemnity

Any HY Bonds Guarantor which is a guarantor of any amount of the HY Debt which is turned over in accordance with this Clause 6 (Turnover) shall fully indemnify each HYB Creditor for the amount of any payment or distribution made to the Security Trustee by that HYB Creditor in accordance with the provisions of this Clause.

7.                                      PROTECTION OF SUBORDINATION

7.1                               Continuing subordination

The subordination provisions in this Deed constitute a continuing subordination and will benefit the ultimate balance of all of the Senior Debt, regardless of any intermediate payment or discharge in whole or in part.

7.2                               Waiver of defences

The subordination in this Deed and the obligations of each HYB Creditor under this Deed will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or any of those obligations.  This includes:

(a)                                  any time or waiver granted to, or composition with any person;

(b)                                 any release of any person under the terms of any composition or arrangement;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce,  any rights against, or security over assets of, any person;

(d)                                 any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)                                  any incapacity as lack of power, authority or legal personality of or dissolution or change in the members or statute any person;

(f)                                    any amendment (however fundamental) of a Credit Document or any other document or security, other than, following an increase in the principal amount of a Senior Facility, in respect of the principal amount of such increase which does not qualify as Senior Debt in accordance with the provisions of the HY Bonds Indenture; or

(g)                                 any unenforceability, illegality or invalidity of any obligation of any person under any Credit Document or any other document or security.

7.3                               Immediate recourse

Each HYB Creditor waives any right it may have of first requiring any Senior Creditor (or an Agent or any trustee or other agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Deed.

7.4                               Appropriations

Until the Senior Debt Discharge Date, each Senior Creditor (or the Security Trustee or any trustee or other agent on its behalf) may, without affecting the liability of any HYB Creditor under this Clause:

(a)                                  (i)                                     refrain from applying or enforcing any other moneys, security or right held or received by it (or by any trustee or agent on its behalf ) in respect of the Senior Debt; or

(ii)                                  apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

(b)                                 hold in an interest-bearing suspense account any moneys received from a HYB Creditor or on account of a HYB Creditor’s liability under this Deed.

7.5                               Non-competition

Until:

(a)                                  the Senior Debt Discharge Date; or

(b)                                 the Security Trustee otherwise directs or as is otherwise permitted by this Deed,

no HYB Creditor will, under any circumstance, be subrogated to any rights, security or moneys held, received or receivable by any other Creditor (or the Security Trustee or any trustee or other agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of its liability under this Deed.

7.6                               Subrogation by HYB Creditors

(a)                                  If any Senior Debt is paid out of any proceeds received in respect of or on account of any HY Debt in accordance with this Deed, the relevant HYB Creditors will to that extent be subrogated to the Debt so paid (and all securities and guarantees for that Debt) but not before the Senior Debt Discharge Date.

(b)                                 If a HYB Creditor is entitled to exercise any such right of subrogation after the Senior Debt Discharge Date, each Senior Creditor must, if it is indemnified to its satisfaction by cash collateral against any resulting costs and expenses (including legal fees), provide such assistance to enable that right to be exercised as the HYB Creditor may reasonably request.

8.                                      PRE-ENFORCEMENT ENTITLEMENTS

8.1                               Pre-Enforcement Entitlements

(a)                                  Subject to Clause 8.1, prior to any Enforcement Point any amount applied in prepayment of the Senior Borrowing Facilities either voluntarily or, in accordance with the provisions of Clause 8 (Prepayment and Cancellation) or any other provision of the RCF Facility or Section 8 of the USPP, shall, unless:

(i)                                     otherwise agreed to in writing by both the Instructing Banks and the Instructing USPP Noteholders;

(ii)                                  subject to the specific provisions of the RCF Facility relating to mandatory prepayment of Excess Cashflow (as defined in the RCF Facility); or

(iii)                               a Refinancing has occurred which does not reduce the amount of Debt and commitments available under the Senior Borrowing Facilities,

be applied towards repayment of, and permanent cancellation of commitments under, the relevant Senior Borrowing Facilities (including guarantees for those Facilities) as follows:

(A)                              first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Security Trustee and the Senior Borrowing Creditors (and their respective advisers);

(B)                                secondly, in or towards payment pro rata to the Senior Borrowing Creditors of accrued interest in respect of the Senior Borrowing Facilities (including interest accrued with respect to Make-Whole Notes, if any);

(C)                                thirdly, in or towards payment to the Senior Borrowing Creditors of all other amounts (other than the payment of any Make-Whole Amount or any amount of principal owing under or in respect of the Make-Whole Notes) due under the Senior Borrowing Facilities, calculated pro rata on the basis of each Senior Borrowing Creditor’s Principal Exposure as at the date of distribution.  For the avoidance of doubt, any obligation to make a payment in respect of a Make-Whole Amount as a consequence of the application of this provision shall be complied with by the issuance of Make-Whole Notes in accordance with the provisions of paragraph (c) below and Section 8.1 of the USPP;

(D)                               fourthly, in or towards payment to the Senior Borrowing Creditors of all other amounts then due and payable under the Finance Documents calculated on a pro rata basis across all such amounts; and

(E)                                 fifthly, in or towards payment of the surplus (if any) to the relevant Obligor or other person entitled to it.

(b)                                 For the avoidance of doubt:

(i)                                     the commitments under any Facility repaid or prepaid under this Clause 8.1 shall be cancelled in an equivalent amount; and

(ii)                                  any amount held by, or on behalf of, a Creditor at the Enforcement Point by way of cash cover properly distributed in accordance with the provisions of this Deed shall be treated as a Pre-Enforcement Entitlement.

(c)                                  Any Make-Whole Notes issued by the USPP Notes Issuer following any prepayment of the USPP in accordance with paragraph (a) above will be payable:

(i)                                     in the event that (as of the date of issuance of the Make-Whole Notes) there has been no Refinancing of the RCF Facility by means of a further facility (the Refinancing Facility), April 1st, 2008, or if earlier, the day immediately following the date which is three months after the Refinancing of the RCF Facility;

(ii)                                  in the event that (as of the date of the issuance of Make-Whole Notes) there has been a Refinancing of the RCF Facility, the day immediately following the scheduled maturity of the Refinancing Facility or, if earlier, the day immediately following the date which is three months after the Refinancing of the Refinancing Facility, provided that under no circumstances shall the final maturity date of any Make-Whole Notes extend beyond November 18th, 2011.

(d)                                 Notwithstanding paragraphs (a) and (b) above, the Bilateral Facilities may be repaid and redrawn up to the Exposures at the Calculation Date and the RCF Facility may be repaid and redrawn up to the Total Commitments (as that term is defined in the RCF Facility Agreement) as at the Calculation Date, and paragraph (b) above shall not apply to any voluntary prepayments of such Facilities (unless the commitments are cancelled at the same time as such prepayment).

8.2                               Adjustment Post-Enforcement

All distributions made under the provisions of this Clause 8 shall be subject to equalisation and adjustment post-enforcement in accordance with the provisions of Clauses 10 (Post-Enforcement Distributions) and 11 (Payment of Equalisation Amount).

8.3                               Information

At the request of the Security Trustee any Creditor shall within 3 Business Days, provide details of its current Limit or Exposure, as the case may be.

9.                                      ENFORCEMENT OF SECURITY

9.1                               Crystallisation

Promptly following the Enforcement Point, each Senior Creditor must (unless otherwise agreed by the Instructing USPP Noteholders and the Instructing Banks), to the extent that it is able to do so under the relevant bankruptcy laws, accelerate or otherwise crystallise the Obligations owing to it (including, in the case of Forex Banks, closing out any swaps, derivatives and other non-debt facility), exercise any rights of set-off, retention, compensation, netting, consolidation and combination of accounts available to it and apply any cash cover which it holds (this process being referred to as Consolidation).

9.2                               Enforcement of Security

(a)                                  Following the occurrence of an Enforcement Event, the Security Trustee must (and must only) enforce the Security (to the extent permitted under the Security Documents and applicable law) if it is directed to do so by the Instructing Banks or the Instructing USPP Noteholders.  The Security Trustee shall inform each of the other Creditors if it is so directed to enforce the Security.

(b)                                 Prior to providing the Security Trustee with any instructions in respect of paragraph (a) above, the Instructing Banks or the Instructing USPP Noteholders (as appropriate) will consult with the Banks or USPP Noteholders (as appropriate) for a period of not less than:

(i)                                     3 Business days; or

(ii)                                  such shorter period as is reasonable in the circumstances to ensure that the interests of the instructing creditor group seeking to enforce are not prejudiced,

in order to discuss the timing of, and requisite appointments in connection with, the enforcement of the Security.

9.3                               Receipts held in trust

Each Senior Creditor agrees, and each of the Obligors acknowledges, that if it receives a payment or distribution in cash or in kind at any time after the Enforcement Point, on account of any amounts owed to it in respect of the Facilities, such receiving Creditor shall forthwith pay any and all such amounts to the Security Trustee who shall hold such amounts in trust for application in accordance with the terms of this Deed, and any amount such Senior Creditor is required to pay over to the Security Trustee shall be held by it on trust until such payment is made.

9.4                               Redistribution Payments

If, following an Enforcement Event, any amount owing by an Obligor under the Credit Documents to a Senior Creditor (a Recovering Creditor) under a Facility is discharged by payment, set-off or any other manner other than through the Security Trustee under this Deed, then:

(a)                                  the Recovering Creditor must, within three Business Days supply details of the recovery to the Security Trustee;

(b)                                 the Security Trustee must calculate whether the recovery is in excess of the amount which the Recovering Creditor would have received if the recovery had been received by the Security Trustee under the Security Documents or this Deed; and

(c)                                  the Recovering Creditor must pay to the Security Trustee an amount equal to the excess (the Redistribution).

9.5                               Effect of redistribution

(a)                                  The Security Trustee must treat a Redistribution as if it were the proceeds of enforcement of the Security Documents and distribute it in accordance with this Deed.

(b)                                 When the Security Trustee makes a distribution under paragraph (a) above, the Recovering Creditor will be subrogated to the rights of the Creditors which have shared in that redistribution.

(c)                                  If and to the extent that the Recovering Creditor is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the Recovering Creditor a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)                                 If:

(i)                                     a Recovering Creditor must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

(ii)                                  the Recovering Creditor has paid a redistribution in relation to that recovery,

eash Senior Creditor must reimburse the Recovering Creditor all or the appropriate portion of the redistribution paid to that Senior Creditor, together with interest for the period while it held the re-distribution.  In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

9.6                               Security Interests

Other than in respect of the Security or any other security granted by a member of the Group for the benefit of all Creditors, none of the Creditors shall require any member of the Group to provide, grant or create or to procure the provision, grant or creation by any other person or accept from any member of the Group or any other person any guarantee, indemnity or other Security Interest.  In the event that any Creditor breaches this Clause 9.6, the Security Interest, guarantee or indemnity to be granted or given to such Creditor shall be deemed to have been granted or given by the parties thereto in favour of the Security Trustee to hold on the trusts created by this Deed.

10.                               POST-ENFORCEMENT DISTRIBUTIONS

10.1                        Order of Distributions

(a)                                  All Distributions received by, or held on trust for, the Security Trustee shall be applied to discharge, or in respect of Contingent Indebtedness, to provide cash cover to be held by the Security Trustee for, the indebtedness under the Facilities as at the Enforcement Point as adjusted from time to time in the following order of priority:

first, pro rata towards the unpaid fees, costs and expenses (including, without limitation, legal fees) of the Security Trustee, any Receiver appointed under and pursuant to the Security Documents, the Senior Borrowing Creditors and the HY Bonds Trustee (and their respective advisers);

second, in or towards interest accrued and unpaid under the relevant Senior Borrowing Facilities so that interest payments and unpaid accruals under the Senior Borrowing Facilities (including interest accrued with respect to Make-Whole Notes) are equalised among the relevant Senior Borrowing Creditors, with any such amounts received by those Creditors to be shared among them on a pro rata basis in the event of a shortfall;

third, in or towards payment of the Equalisation Amount to the applicable Senior Borrowing Creditors;

fourth, in or towards payment of all other Obligations under the relevant Facilities to the Senior Creditors in accordance with their respective Post-Enforcement Entitlements with respect to those Facilities, with any such amounts received by any Senior Creditors to be shared among them on a pro rata basis (subject to the limitations imposed by their Post-Enforcement Entitlements) in the event of a shortfall;

fifth, in or towards payment of all other Obligations of the Obligors under the Forex Facilities to the Forex Banks not otherwise discharged under the previous provisions, with any such amounts to be shared among them on a pro rata basis, and taking no account (for this purpose) of their respective Post-Enforcement Entitlements;

sixth, in or towards payment of all Obligations of the Obligors due to the HYB Creditors under the HY Bond Finance Documents;

seventh, the balance shall be payable to the Obligors,

provided that any Senior Creditor shall be entitled to apply any distribution received under fourth or fifth above to its Obligations whether for principal, interest, breakage costs or other amounts payable in respect thereof as it thinks fit.

(b)                                 If a Distribution is received by the Security Trustee and is to be applied in accordance with the priorities set out in Clause 10.1(a) in paying a Creditor or providing cash cover in a currency other than that in which payments to that Creditor are required to be made pursuant to the terms of the Facilities (the Contractual Currency) then the Security Trustee shall upon receipt of such sum convert it into euros at the Exchange Rate on the date such payment is to be made.  The payment to that Creditor by the Security Trustee, or the provision of cash cover, shall only serve to satisfy the relevant amounts due (actually or contingently) to such Creditor to the extent that sums are received in the Contractual Currency.

(c)                                  Any amount to be distributed to any Creditor in respect of any Contingent Indebtedness pursuant to this Clause 10 shall be retained by the Security Trustee as cash cover for such

Contingent Indebtedness and shall bear interest at a market rate and any amount so retained by the Security Trustee as cash cover for Contingent Indebtedness under this Clause 10 and such interest shall be applied by the Security Trustee in reduction of such Contingent Indebtedness as it matures provided that if any such Contingent Indebtedness (together with any interest accrued) thereon expires or matures at less than the aggregate amount of such cash cover or the balance thereof as the case may be shall be applied promptly, and in any event within seven Business Days, by the Security Trustee in accordance with the order of distribution specified in Clause 10.1(a).

(d)                                 The Company and the Obligors agree that the obligations and sharing arrangements in this Deed are supplemental to the provisions of the Facilities and that the obligations of the Company and the Obligors under the Facilities to make payments of interest, break-funding costs and Make-Whole Amount in connection with the payments required to be made thereunder are in no way limited or overridden by the terms of this Deed and such obligations are in addition to the requirements of the Company and the Obligors to make the payments which are to be shared pursuant to this Deed.

10.2                        Sharing between New Forex Banks

The Post-Enforcement Entitlement of the New Forex Banks to a share in any distribution made under fourth above of an amount up to a maximum of €20,000,000 shall be on the following basis:

first, in or towards payment of all obligations of the Obligors under the Priority New Forex Facilities to the Priority New Forex Banks, up to a maximum of €5,000,000 to each Priority New Forex Bank;

second, in or towards payment of all other obligations of the Obligors under the Priority New Forex Facilities not otherwise discharged under the previous provision, with any amounts to be shared amongst them on a pro rata basis in the event of a shortfall;

third, in or towards payment of all obligations of the Obligors under the remaining New Forex Facilities to the remaining New Forex Banks, with any amounts to be shared amongst them on a pro rata basis in the event of a shortfall.

11.                               PAYMENT OF EQUALISATION AMOUNT

11.1                        Calculation of Equalisation Amount

(a)                                  Each Senior Borrowing Creditor must inform the Security Trustee (in reasonable detail) of its Exposures after any Consolidation and of all amounts subject to that Consolidation.

(b)                                 Promptly following the Enforcement Point and after Consolidation, the Security Trustee shall calculate the Equalisation Amount.

11.2                        Method of calculation

(a)                                  The calculation of the Equalisation Amount will be made by the Security Trustee in consultation with the Senior Borrowing Creditors.

(b)                                 Each Obligor must promptly provide such assistance and provide such information as the Security Trustee may reasonably require for the purpose of any such calculation.

(c)                                  If there is a dispute relating to the calculation by the Security Trustee of the Equalisation Amount, that dispute will be referred by the Security Trustee to an independent internationally recognised firm of accountants acceptable to all the Senior Borrowing Creditors.  The firm of accountants approved by the Security Trustee will act as an expert in the resolution of that dispute and each Obligor will be liable for all fees and expenses (including VAT) reasonably incurred.

(d)                                 Any expenses reasonably incurred in relation to a dispute will be treated as an expense of the Security Trustee payable by the Company.

11.3                        Insufficient funds following enforcement

(a)                                  If, following the Enforcement Point, the Security Trustee receives insufficient Distributions to pay the Equalisation Amount in full, then the Security Trustee shall request the relevant Senior Creditor Class to make sufficient payments to the Security Trustee as are necessary to ensure that the Equalisation Amount is paid in full.

(b)                                 As between themselves, the Banks shall make such contributions towards the Equalisation Amount as appropriate having regard to their Principal Exposures as at the Enforcement Point, provided that no Bank will be obliged to make any payment which would result in its Principal Exposure following such payment to be in excess of its Original Exposure.

11.4                        Termination of Equalisation obligations on Refinancing

(a)                                  (i)                                     Following a Refinancing, the obligation of the relevant Senior Creditor Class that is being refinanced to equalise in accordance with the provisions of this Clause 11 shall fall away provided that the creditors to the relevant Refinancing Facility have acceded to this Deed, in accordance with paragraph (b) below; and

(ii)                                  As a condition to any such Refinancing, the Group shall be required, concurrently with the Refinancing, to pay to the Senior Creditor Class that is not being refinanced by means of the Refinancing an amount equal to the Equalisation Amount that would have been payable if the Security had been enforced at the date of the Refinancing, and the total commitments under the RCF Facility Agreement or the Refinancing Facility, or the aggregate principal amount of the USPP Notes (as applicable), shall be permanently reduced accordingly.

(b)                                 Concurrently with any Refinancing, the Creditors assuming rights and obligations under that Refinancing will be required, unless otherwise agreed at the time by the Senior Creditors Class that is not being refinanced by means of the Refinancing, to accede to this Deed as a Senior Creditor and to enter into the same equalisation obligations as the Senior Creditor Class being refinanced (but with the base amount of the Facilities reflecting the Facilities at the time of Refinancing).

(c)                                  The obligation of a Creditor to equalise will be transferred to any transferee of that Creditor’s participation in the Senior Debt (proportionately if less than the full amount is transferred).

12.                               SECURITY

12.1                        Registration and Notice

The Parties agree to co-operate with each other with a view to reflecting the priorities referred to in Clause 10 (Post-Enforcement Distributions) in any register or with any filing or registration authority and (where appropriate) in giving notice to any relevant persons.

12.2                        Variation of Security

The priorities in Clause 10 (Post-Enforcement Distributions) shall not be affected by any circumstance or event (including without limitation, any reduction, satisfaction or variation of the Facilities or any amounts owing thereunder, anything contained in the Security Documents or the date on which any indebtedness was incurred).

12.3                        Further Advances or Guarantees

The priorities in Clause 10 (Post-Enforcement Distributions) shall apply regardless of whether or not any Creditor is obliged to advance or re-advance any moneys or further moneys and regardless of any fluctuations in the total amount of Exposures or any intermediate discharge of any Exposures, whether in whole or in part (provided that, for the avoidance of doubt, no Creditor shall increase the amount of any commitment under any Facility or shall provide any further Facility in each case after the Calculation Date without the consent of all of the Senior Creditors and the HY Bonds Trustee).

12.4                        Not to Affect Security

(a)                                  Nothing in this Deed shall as between the Obligors on the one hand, and the Creditors on the other hand, affect or prejudice any of the rights and remedies of the Creditors or the Security Trustee under the Security Documents or any other Security, guarantee or other instrument or agreement (which subject to the terms of the Facilities shall remain in full force and effect in accordance with their respective terms), including without limitation any rights of consolidation, set-off and/or enforcement.

(b)                                 No purchaser dealing with any Creditor, the Security Trustee or any Receiver appointed by the Security Trustee shall be concerned in any way with the provisions of this Deed but shall assume that such Creditor, Security Trustee or Receiver, as the case may be, is acting in accordance with the provisions of this Deed.

12.5                        Suspense Account

All moneys received, recovered or realised by the Security Trustee under any of the Security Documents (including the proceeds of any conversion of currency) may, unless the Creditor entitled to such sum expressly requires the Security Trustee to do otherwise, in the discretion of the Security Trustee be credited to any suspense account held with the Security Trustee and may be held in such account for so long as the Security Trustee may think fit (subject to the Security Trustee’s obligations to make distributions in accordance with this Deed).  Any such suspense account shall bear interest at a market rate.

12.6                        Release of Security

The Security Trustee and each Creditor (if required) shall, upon written request by the Company, release security over any asset which is to be disposed of in accordance with the provisions of the Senior Borrowing Facilities.  Following the Senior Debt Discharge Date the Security Trustee shall, upon written request by the Company, release security over any asset to the extent permitted under the provisions of the HY Bond Indenture.  Each Creditor hereby, irrevocably authorises the Security Trustee to release Security over any asset in its name and on its behalf (without the need for any further authorisation) in accordance with the provisions of this Clause 12.6.

12.7                        Issues relating to the interests of the HYB Creditors

(a)                                  Any HY Bond Guarantee provided by an Obligor whose shares are sold or all or substantially all of whose assets are sold, and in each case any HY Bond Guarantee of any Subsidiary of such Obligor, shall be automatically and unconditionally released:

(i)                                     following an Enforcement Event, if such sale occurs as a result of an enforcement of a share pledge by the Security Trustee; and

(ii)                                  upon any other sale or disposition (including through merger or consolidation), provided that such sale does not result in the breach of any provision of the HY Bonds Finance Documents.

(b)                                 Any security provided by any member of the Group to or for the benefit of the HY Bond Finance Parties over any assets (including the Security) shall be automatically and unconditionally released:

(i)                                     at any time, for the purposes of a disposition of such assets, provided that such disposition is made in compliance with the HY Bond Indenture and:

(ii)                                  upon the repayment in full of all Senior Debt with the proceeds of one or more asset sales as provided in, and subject to, the terms of the HY Bond Indenture.

(c)                                  If, in the event that the Senior Debt is refinanced with equity (if continued security is not otherwise required under the terms of the HY Bonds Indenture) or debt financing and the indebtedness so refinancing the Senior Debt (the Refinancing Indebtedness) no longer has the benefit of all or any part of the Security, then in each case the Security which no longer secures either the Senior Debt or any Refinancing Indebtedness shall also be automatically released in respect of the HY Debt.

(d)                                 The HY Bonds Trustee agrees to take any action as is necessary to ensure its compliance with the provisions of this Clause 12.7, and irrevocably authorises the Security Trustee to effect such releases required to be made by it under this Clause 12.7 in its name and on its behalf and without the need for any further authorisation or otherwise.

13.                               REPRESENTATIONS OF THE OBLIGORS

13.1                        Representations of all Obligors

Each Obligor makes the representations set out in this Clause to the Security Trustee and the Creditors.

(a)                                  Status

Subject to any qualifications as to matters of law only contained in the legal opinions referred to in Part 1 of the Conditions Precedent Document, it is a limited liability company, or, in the case of any Obligor incorporated in the United States, an entity, which is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

(b)                                 Powers and authorities

Subject to any qualifications as to matters of law only contained in the legal opinions referred to in Part 1 of the Conditions Precedent Document, it has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of this Deed and each Security Document it enters into and the transactions contemplated by this Deed and each Security Document it is a party to.

(c)                                  Legal validity

Subject to any qualifications as to matters of law only contained in the legal opinions referred to in Part 1 of the Conditions Precedent Document, this Deed and each Security Document to which it is a party constitutes its legal, valid and binding obligation enforceable in accordance with its terms and would be so treated in the courts of its place of incorporation and any other jurisdiction to which that Obligor has agreed to submit in any Credit Document and except to the extent that such enforcement may be subject to applicable equitable principles of bankruptcy, insolvency, reorganisation, moratorium or other similar laws now or hereafter in effect relating to creditor’s rights and remedies generally.

(d)                                 Non-conflict

Subject to any qualifications as to matters of law only contained in the legal opinions referred to in Part 1 of the Conditions Precedent Document, the entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not:

(i)                                     conflict in any material respect with any law or regulation applicable to it;

(ii)                                  conflict with its constitutional documents; or

(iii)                               conflict with any document which is binding upon it or any of its assets in any material respect.

(e)                                  Authorisations

Subject to any qualifications as to matters of law only contained in the legal opinions referred to in Part 1 of the Conditions Precedent Document, all authorisations required of it in connection with:

(i)                                     the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Deed and any Security Document to which it is a party; and

(ii)                                  the carrying on by it of its business in all material respects as it is being conducted,

has been obtained or effected (as appropriate) and are in full force and effect, save (i) for the registration, notarisation or notification of any Security Document which can only be done after the execution of the relevant documents, which registration will be effected promptly and in any event within any prescribed time period; and (ii) in the case of (b) only, where failure to obtain or effect any such authorisation or for it not to be in full force and effect would not have a Material Adverse Effect.

(f)                                    Nature of security

Each Security Document it is a party to creates those Security Interests it purports to create.

(g)                                 Immunity

(i)                                     The execution by it of this Deed and each Security Document it is a party to constitutes, and the exercise by it of its rights and performance of its obligations under this Deed and each such Security Document will constitute, private and commercial acts performed for private and commercial purposes; and

(ii)                                  It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to this Deed or any Security Document it is a party to.

(h)                                 No adverse consequences

(i)                                     It is not necessary under the laws of its jurisdiction of incorporation:

(A)                              in order to enable the Security Trustee to enforce its rights under this Deed or any Security Document; or

(B)                                by reason of the execution of this Deed or any Security Document or the performance by it of its obligations under them,

that the Security Trustee should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation; and

(ii)                                  the Security Trustee is not and will not be deemed to be resident, domiciled or carrying on business in the jurisdiction of each Obligor by reason only of the execution, performance and/or enforcement of this Deed or any Security Document it is a party to.

13.2                        Representations of the Security Providers

Each Security Provider represents to each Creditor that:

(a)                                  it is the sole legal and beneficial owner of or has licensed to it all Material IPR on normal commercial terms or by another member of the Group;

(b)                                 the Intellectual Property Rights owned by it and which are material to its business are identified in one or more of the Security Documents as at the date of this Deed, and thereafter are either identified in one or more of the Security Documents or have been notified to the Security Trustee to the extent required by Clause 14.3(b);

(c)                                  it is the sole legal and beneficial owner of the Intellectual Property Rights identified in the Security Agreement as belonging to it and, so far as it is aware, the trade marks which are Material IPR identified in the Security Documents as belonging to it are not invalid and are in force;

(d)                                 the trade marks within Material IPR incorporating either of the words “Waterford” and “Wedgwood” (alone or in combination with other words or devices) remain distinctive of the products of the Group;

(e)                                  the Intellectual Property Rights in respect of which it has granted security in the Security Documents are free of any Security Interests (except for those created by or under the Security Documents) and any other rights or interests (including any licences) in favour of third parties other than licences to third parties which in the case of licences of Material IPR are in the ordinary course of business and on arms’ length commercial terms;

(f)                                    it does not, in carrying on its business, infringe any Intellectual Property Rights of any third party in any respect which could have a Material Adverse Effect;

(g)                                 without prejudice to (f) immediately above, to the best of its knowledge, it does not, in carrying on its business, infringe any Intellectual Property Rights of any third party;

(h)                                 to the best of its knowledge, no Intellectual Property Right owned by it is being infringed, nor is there any threatened infringement of any such Intellectual Property Right in any respect which could have a Material Adverse Effect;

(i)                                     it has taken all formal or procedural actions (including payment of fees) required to maintain all material Intellectual Property Rights owned by it which are material in the context of its business except where failure to take any such action would not have a Material Adverse Effect;

(j)                                     the Domain Names identified in the Security Agreement, or in the e-mail from Jonathan Goldstone of Clifford Chance to Allen & Overy which was sent at approximately 13.26 on 25th November, 2003, are all the internet domain names used principally by it in relation to its business; and

(k)                                  to the best of its knowledge, it owns the copyright, design rights and other Intellectual Property Rights in the devices, marks and logos incorporated in the registered trade marks of which it is the proprietor which are Material IPR.

13.3                        Representations of English Security Providers - Information for Report on Title

Each English Security Provider represents to each Creditor that:

(a)                                  the information it or any of its agents provided to the lawyers who prepared any Report on Title relating to any of its Mortgaged Property for the purpose of that Report on Title was true in all material respects at the date it was expressed to be given;

(b)                                 so far as the English Security Provider is aware, the information referred to in paragraph (a) above was at the date it was expressed to be given complete and did not omit any information which, if disclosed would make that information untrue or misleading in any material respect; and

(c)                                  as at the date of this Deed so far as the English Security Provider is aware, nothing has occurred since the date of any information referred to in paragraph (a) above which renders that information untrue or misleading in any respect and which, if disclosed, would make that information untrue or misleading in any material respect.

13.4                        Representations of English Security Providers - Title

Each English Security Provider represents to each Creditor that except as disclosed in any Report on Title relating to any of its Mortgaged Property:

(a)                                  it is the legal and beneficial owner of its Mortgaged Property;

(b)                                 no breach of any law or regulation is outstanding which affects or might affect materially the value of its Mortgaged Property;

(c)                                  there are no covenants, agreements, stipulations, reservations, conditions, interest, rights or other matters which might reasonably be expected materially and adversely to affect normal operation of its business;

(d)                                 nothing has arisen or has been created or is subsisting which would be an overriding interest over its Mortgaged Property which might reasonably be expected to materially and adversely affect the security over its Mortgaged Property;

(e)                                  no facilities necessary for the enjoyment and use of its Mortgaged Property, the lack of which might reasonably be expected to have a materially adverse effect on the normal operation of its business, are enjoyed by that Mortgaged Property on terms entitling any person to terminate or curtail its use;

(f)                                    it has received no notice of any adverse claims by any person in respect of the ownership of its Mortgaged Property or any interest in it, nor has any acknowledgement of any adverse claim been given to any person in respect of its Mortgaged Property; and

(g)                                 its Mortgaged Property is held by it free from any Security Interest or any tenancies or licences.

13.5                        Times for making representations

(a)                                  The representations set out in this Deed are made by each Obligor on the date of this Deed.

(b)                                 Each representation under this Deed is deemed to be repeated by each Obligor on the date the Company’s representations are deemed to be repeated by the Company under the Facilities.

(c)                                  Each representation under this Deed is deemed to be repeated by each Obligor on the date it enters into a Security Document.

14.                               UNDERTAKINGS

14.1                        Undertaking of Creditors

(a)                                  The liabilities and obligations of the Creditors under this Deed are several.

(b)                                 Each of the Creditors consent to the creation of the Security constituted by the Security Documents.

14.2                        Undertakings of Obligors

Each Obligor undertakes that it will not, unless each Senior Creditor otherwise agrees in writing:

(a)                                  discharge, repay, prepay, redeem, defease, purchase, agree to the cancellation of or otherwise acquire any of the Facilities, either directly, indirectly, by way of set off, right of combination or otherwise other than in accordance with the other provisions of this Deed or the Facilities;

(b)                                 except as permitted by Clause 16 (Modification of Facilities, Security Documents and/or this Deed) agree to any amendment to any of the Security Documents, to which it is a party, or this Deed; or

(c)                                  take, permit any person to take, or omit to take any action whereby the priorities and ranking of Security set out in this Deed may be impaired.

14.3                        Undertakings of Security Providers

Each Security Provider undertakes that it will:

(a)                                  pay all fees, taxes and charges necessary to maintain, protect and safeguard the Material IPR and ensuring that patents within the Material IPR are utilized and that trade marks within the Material IPR are used commercially;

(b)                                 every six months (and each month, if so requested by the Security Trustee), inform the Security Trustee in writing of any applications to register a trade mark or design or for a patent in any jurisdiction or of any cancellation (or similar) of any trade mark, design or patent in any jurisdiction which is material in the context of the Security Provider’s business;

(c)                                  take all commercially reasonable steps (having regard to the costs and benefits of those steps) to deter, prevent and detect any infringement of, or detect any challenge to, any of the Material IPR and promptly inform the Security Trustee of any infringement/challenge of the Material IPR which could be considered material;

(d)                                 observe and comply with all obligations and laws where failure to do so could reasonably be expected to have a non-de minimis adverse effect on the Material IPR;

(e)                                  if requested to do so by the Security Trustee, make entries in any public register of its Intellectual Property Rights to record the existence of this Deed, the security granted under this Deed and the restrictions on disposal imposed by this Deed;

(f)                                    except with the prior consent of the Security Trustee, not hold or register Material IPR through a trustee or under any arrangement with a third party or give consent to any third party in respect of any application to register any Intellectual Property Right unless that trustee or third party is a party to this Deed; and

(g)                                 not without the prior written consent of the Security Trustee sell, dispose of, encumber, charge, surrender (by a positive act), transfer, terminate (by a positive act), grant any proprietary interest (not being a licence permitted under (h) below), security interest, option or encumbrance over or in any Intellectual Property Right, other than under a Security Document;

(h)                                 not without the prior written consent of the Security Trustee enter into any understanding, contract or licence in respect of the Material ?PR (or agree to do any of those things) other than (1) any licensing arrangements between members of the Group or (2) where the entering into of such licences is in the ordinary course of business and on arms’ length commercial terms.

14.4                        Undertakings of Obligors in respect of HY Debt

Except as expressly allowed or contemplated by the provisions of this Deed, no Obligor may:

(a)                                  make any distribution in respect of any HY Debt, whether in cash or in kind from any source;

(b)                                 allow any HY Debt to be discharged other than at its original scheduled maturity;

(c)                                  allow any HY Debt to be subordinated to any person otherwise than in accordance with this Deed and the HY Bond Indenture; or

(d)                                 take or omit to take any action which might impair the priority of subordination set out in this Deed.

14.5                        Undertakings of English Security Providers - Environmental matters

Each English Security Provider must:

(a)                                  obtain all Environmental Approvals required by it;

(b)                                 comply in all material respects with any Environmental Approval or Environmental Law applicable to it;

(c)                                  ensure that no Creditor incurs any liability by reason of any breach by it of any Environmental Law or Environmental Approval; and

(d)                                 as soon as reasonably practicable upon becoming aware notify the Security Trustee of:

(i)                                     any Environmental Claim current or, to its knowledge, pending or threatened; or

(ii)                                  any circumstances reasonably likely to result in an Environmental Claim.

14.6                        Undertakings of English Security Providers - Repair

Each English Security Provider must keep:

(a)                                  its Premises in good and substantial repair and condition (fair wear and tear excepted); and

(b)                                 its Fixtures and all plant, machinery, implements and other effects owned by it and which are in or on its Premises or elsewhere in a reasonable state of repair and in good working order and condition.

14.7                        Undertakings of English Security Providers - Insurance

(a)                                  Each English Security Provider must insure its Insured Property Assets (except in so far as insurance is to be effected by a lessor in respect of any leasehold premises) against:

(i)                                     loss or damage by fire;

(ii)                                  other risks normally insured against by persons carrying on the same class of business as that carried on by it; and

(iii)                               any other risks which the Security Trustee may reasonably require.

(b)                                 Any insurance must be in a sum or sums not less than the replacement value of the Insured Property Assets. For this purpose, replacement value means the total cost of entirely rebuilding, reinstating or replacing those Insured Property Assets in the event of their being completely destroyed, together with architects’ and surveyors’ fees.

(c)                                  Any insurance required under this Clause must be with an insurance company or underwriters acceptable to the Security Trustee (acting reasonably).

(d)                                 All moneys received or receivable under any insurance in respect of the Insured Property Assets must be applied:

(i)                                     in replacing, restoring or reinstating the Insured Property Assets destroyed or damaged or in any other manner which the Security Trustee may agree;

(ii)                                  after an Event of Default has occurred, if the Security Trustee so directs and the terms of the relevant insurances allow, in or towards satisfaction of the Secured Liabilities; or

(iii)                               as is required under the Credit Documents.

(e)                                  Each English Security Provider must procure that a note of each Creditor’s interest is endorsed upon all policies of insurance maintained by that English Security Provider or any person on its behalf in respect of the Mortgaged Property and, at the request of the Security Trustee, any other of the Insured Property Assets.

(f)                                    No English Security Provider may do or permit anything to be done which may make void or voidable any policy of insurance in connection with any Insured Property Asset.

(g)                                 Each English Security Provider must as soon as reasonably practicable pay all premiums and do all other things necessary to keep each policy of insurance in respect of its Insured Property Assets in force.

(h)                                 Each English Security Provider must, as soon as reasonably practicable after demand by the Security Trustee, produce to the Security Trustee the policy, certificate or cover note relating to any insurance policy and the receipt for the payment of any premium for any insurance policy as the Security Trustee may reasonably request.

14.8                        Undertakings of English Security Providers - Compliance with leases

Each English Security Provider must:

(a)                                  perform all the material terms on its part contained in any lease comprised in the Real Property; and

(b)                                 not do or allow to be done any act as a result of which any lease comprised in its Real Property might reasonably be expected to become liable to forfeiture or otherwise be terminated.

14.9                        Undertakings of English Security Providers - Acquisitions

(a)                                  If a English Security Provider acquires any freehold or leasehold property after the date of this Deed it must:

(i)                                     notify the Security Trustee immediately;

(ii)                                  as soon as reasonably practicable following a request by the Security Trustee and at the cost of that English Security Provider, execute and deliver to the Security Trustee a legal mortgage in favour of the Security Trustee of that property in any form which the Security Trustee may require (acting reasonably);

(iii)                               if the title to that freehold or leasehold property is registered at H.M. Land Registry or required to be so registered, give H.M. Land Registry written notice of this Security; and

(iv)                              if applicable, take all reasonable steps to ensure that this Security is correctly noted in the Register of Title against that title at H.M. Land Registry.

(b)                                 If the consent of the landlord in whom the reversion of a lease is vested is required for a English Security Provider to execute a legal mortgage over it, that English Security Provider will not be required to perform that obligation unless and until it has obtained the landlord’s consent. That English Security Provider must use its reasonable endeavours to obtain the landlord’s consent.

14.10                 Undertakings of English Security Providers - Compliance with applicable laws and regulations

Each English Security Provider must perform all its obligations under any law or regulation in any way related to or affecting its Real Property.

14.11                 Undertakings of English Security Providers - Notices

Each English Security Provider must comply with any application, requirement, order or notice served or given by any public or local or any other authority with respect to the Mortgaged Property (or any part of it):

(a)                                  deliver a copy to the Security Trustee; and

(b)                                 inform the Security Trustee of the steps taken or proposed to be taken to comply with the relevant requirement.

14.12                 Undertakings of English Security Providers - Leases

No English Security Provider may, without the prior written consent of the Security Trustee, grant or agree to grant (whether in exercise or independently of any statutory power) any lease or tenancy of the Mortgaged Property or any part of it or accept a surrender of any lease or tenancy or confer upon any person any contractual licence or right to occupy the Mortgaged Property save where any such lease or tenancy is being granted pursuant to any statutory right of renewal.

14.13                 Undertakings of English Security Providers - H.M. Land Registry

Each English Security Provider consents to a restriction in the following terms being entered into on the Register of Title relating to any Mortgaged Property registered at H.M. Land Registry:

No disposition or dealing of the registered estate by the proprietor of the registered estate is to be registered without a written consent signed by the proprietor for the time being of the security agreement dated [      ] in favour of Barclays Bank PLC (as agent and trustee for the Creditors referred to in that security agreement), referred to in the charges register, or its conveyancer.

14.14                 Undertakings of English Security Providers - Deposit of title deeds

Each English Security Provider must deposit with the Security Trustee all deeds and documents of title relating to its Mortgaged Property and all local land charges, land charges and Land Registry search certificates and similar documents received by it or on its behalf.

14.15                 Undertakings of English Security Providers - Access

Each English Security Provider must permit the Security Trustee and any person nominated by it at all reasonable times to enter any part of its Mortgaged Property and view the state of it.

14.16                 Undertakings of English Security Providers - Investigation of title

Each English Security Provider must grant the Security Trustee or its lawyers on reasonable request all facilities within the power of that English Security Provider to enable the Security Trustee or its lawyers (at the expense of that English Security Provider) to:

(a)                                  carry out investigations of title to the Mortgaged Property; and

(b)                                 make such enquiries in relation to any part of the Mortgaged Property as a prudent mortgagee might carry out.

14.17                 Undertakings of English Security Providers - Report on title

Each English Security Provider must, as soon as practicable after a reasonable request by the Security Trustee, provide the Security Trustee with a report on title of that English Security Provider to the Mortgaged Property concerning those items which may properly be sought to be covered by a prudent mortgagee in a lawyer’s report of this nature.

14.18                 Undertakings of English Security Providers - Power to remedy

If a English Security Provider fails to perform any term affecting its Mortgaged Property, that English Security Provider must allow the Security Trustee or its agents and contractors:

(a)                                  to enter any part of its Mortgaged Property;

(b)                                 to comply with or object to any notice served on that English Security Provider in respect of its Mortgaged Property; and

(c)                                  to take any action as the Security Trustee may reasonably consider necessary or desirable to prevent or remedy any breach of any such term or to comply with or object to any such notice.

That English Security Provider must immediately on request by the Security Trustee pay the costs and expenses of the Security Trustee or its agents and contractors incurred in connection with any action taken by it under this Subclause.

14.19                 Undertakings of all parties

Each party agrees not to lodge the RCF Facility Agreement or the USPP Agreement (and any other incorporated finance documents) at H.M. Land Registry unless:

(a)                                  if such party is the Agent (as defined in the RCF Facility Agreement) or the Security Trustee, that party notifies the Company of its intention to lodge the relevant document; or

(b)                                 if such party is an Obligor, that party notifies the Agent (as defined in the RCF Facility Agreement) and the USPP Noteholders of its intention to lodge the relevant document, within a reasonable period prior to lodging such relevant document in order that an application (in Form EX?) can be made to designate the document as an exempt information document under Rule 136 of the Land Registration Rules 2003 for the purposes of restricting the rights of access to information under section 66 of the Land Registration Act 2002.

15.                               CHANGES TO THE PARTIES

15.1                        Successors

Subject to Clause 3.1 (Obligors), this Deed shall be binding on and enure to the benefit of each of the Parties and their successors in title.

15.2                        Assignment

No Party may assign or transfer all or any part of its rights and/or obligations under this Deed except as expressly provided by this Deed or as may be required by law.

15.3                        Obligors

(a)                                  No Obligor may novate or otherwise transfer any of its obligations under this Deed.

(b)                                 The Company shall procure that any member of the Group which becomes an Obligor under any Facility after the date of this Deed will accede to this Deed. Upon execution and delivery of an Obligor Accession Agreement by a party, that party will become an Additional Obligor.

15.4                        Creditor’s Accession

(a)                                  Each Senior Creditor and the HY Bonds Trustee agrees that it will only assign or otherwise transfer the whole or any part of its rights or obligations under this Deed to an Acceding Creditor in accordance with the Facilities, and that it will procure that any such Acceding

Creditor simultaneously agrees with the other parties hereto to be bound by the provisions of this Deed as if it was named herein as a Creditor and executes and delivers to the Security Trustee a Creditor Accession Agreement whereupon such Acceding Creditor shall assume and benefit from each of the rights and obligations of a Creditor under this Deed. Until such time as such Creditor Accession Agreement is received by the Security Trustee such transferring Creditor shall remain subject to the provisions of this Deed and the Acceding Creditor shall have no rights hereunder.

(b)                                 (i)                                     Any bank or financial institution which provides a New Forex Facility may accede as an Acceding Creditor to this Deed in accordance with paragraph (a) above. The Company may, by notice to the Security Trustee, request that such institution accedes as a New Forex Bank.

(ii)                                  Any New Forex Bank which accedes to this Deed in accordance with paragraph (i) above shall only be deemed to be a Creditor in respect of a Facility in respect of which it accedes.

16.                               MODIFICATION OF FACILITIES, SECURITY DOCUMENTS AND/OR THIS DEED

16.1                        Procedure for Modification

The Security Trustee may, subject to Clauses 16.2 (Entrenched Rights) and 16.3 (HY Bond issues), from time to time following a request of both the Instructing Banks and the Instructing USPP Noteholders concur with the Obligors and the Instructing Banks and the Instructing USPP Noteholders in making any modification to any term of this Agreement and/or the Security Documents.

16.2                        Entrenched Rights

Notwithstanding Clause 161 (Procedure for Modification) no modification, amendment, supplement or restatement of Clauses 8 (Pre-Enforcement Entitlements), 9 (Enforcement of Security), 14 (Undertakings), 15(Changes to the Parties) and this Clause 16 (nor any defined term used therein) or any release of the Security Documents (other than pursuant to the terms of this Deed) or any amendment, supplement or restatement of any Security Document which increases the indebtedness secured thereunder or prejudices the rights of any Creditor shall be effective as against any Creditor unless all of the Creditors agree thereto.

16.3                        HY Bond Issues

Notwithstanding Clause 16.1 (Procedure for Modification), no modification of Clauses 4, 5, 6, 7, 10, 12.7, 14.4 or 16.4 relating to the HY Debt shall be effective as against an HY Bond Creditor or HY Bondholder without the consent of the HY Bonds Trustee.

16.4                        Amendments to Facilities

(a)                                  Each of the Banks agrees with each of the USPP Noteholders and each of the other Banks that it will not agree to any amendment, restatement or supplement to the RCF Facility, the Bilateral Facilities (or any related agreement or instrument) without the prior written consent of the Instructing USPP Noteholders, if such amendment, restatement or supplement would:

(i)                                     increase or decrease the commitments in aggregate of the relevant Banks under the RCF Facility or the Bilateral Facilities available to the Group from the amount specified in the RCF Facility or the Bilateral Facilities as at the date hereof (or as such amounts may be reduced from time to time in accordance with the terms and provisions of the RCF Facility or the Bilateral Facilities as at the date hereof) or change the criteria or conditions for borrowing under the RCF Facility or the Bilateral Facilities or any conditions as to the availability of those Facilities in any material respect;

(ii)                                  increase the margins applicable to the RCF Facility or the Bilateral Facilities or otherwise modify the manner in which interest is calculated if as a result of such modification the amount of interest payable at any time would increase, or change the date or dates of any payment of interest;

(iii)                               change any provision of the RCF Facility or the Bilateral Facilities regarding payments of principal in respect of the RCF Facility or the Bilateral Facilities, if such change would have the effect of either increasing the amount payable at any time or accelerating the timing of any such payment (including, without limitation, the payment at the final maturity thereof or any payment required to be made upon the occurrence of any contingency); or

(iv)                              amend or modify any of the financial covenants contained in the RCF Facility.

(b)                                 Each of the USPP Noteholders agrees with each of the Banks and each of the other USPP Noteholders that it will not agree to any amendment, restatement or supplement to the USPP (or any related agreement or instrument) without the prior written consent of the Instructing Banks, if such modification, amendment or supplement would:

(i)                                     increase or decrease the aggregate outstanding principal amount of the Notes (as such amounts may be reduced pursuant to prepayments from time to time in accordance with the terms and provisions of the USPP);

(ii)                                  increase the rate of interest payable in respect of the Notes (other than on terms as set out in the USPP Agreement as at the date hereof);

(iii)                               change any provision thereof regarding the payment of the principal or amounts payable on early repayment of the USPP Notes (including Make-Whole Amount) if such change would have the effect of either increasing the amount payable at any time or accelerating the timing of any such payment (including, without limitation, the payment at the final maturity thereof or any payment required to be made upon the occurrence of any contingency) compared to the amount or time of payment, as the case may be, as provided in the USPP; or

(iv)                              amend or modify any of the financial covenants contained in the USPP.

(c)                                  The HY Bonds Trustee agrees that it will not agree to any amendment, restatement or supplement to the HY Bond Finance Documents unless:

(i)                                     the amendment is a procedural, administrative or other change arising in the ordinary course of administration of the Facility, and is not material; or

(ii)                                  both the Instructing Banks and the Instructing USPP Noteholders have provided their prior written consent.

(d)                                 Any consent required from the Instructing USPP Noteholders under Clause 16.4(b) or from the Instructing Banks under Clause 16.4(a) shall not be unreasonably withheld or delayed, provided that if any USPP Noteholder or Bank withholds any such consent in circumstances where such consent would be prejudicial to such USPP Noteholder’s interests or such Bank’s interests (as the case may be), such withholding shall be deemed not to be unreasonable.

17.                               APPOINTMENT OF SECURITY TRUSTEE

17.1                        Appointment

The Creditors and the Obligors hereby appoint the Security Trustee to hold, and the Security Trustee agrees that it shall hold, the Security constituted by the Security Documents in trust for the benefit of the Creditors, on the terms of and subject to the conditions of this Deed and to act as trustee hereunder and the Security Trustee shall exercise such rights, powers, discretions and duties pursuant to Schedule 4 (Security Trust), the terms of this Deed and the provisions of the general law.

17.2                        Security Trustee as joint creditor

(a)                                  The Company, the Obligors and each of the Creditors agree that the Security Trustee, to the extent the Security Trustee is not a creditor itself, shall be the joint creditor (together with the relevant Creditor) of each and every obligation of the Company and the Obligors in full towards each of the Creditors under each Credit Document, and that accordingly the Security Trustee will have its own independent right to demand performance by the Company or the Obligors of those obligations. However, a discharge of any such obligation to one of the Security Trustee or a Creditor shall, to the same extent, discharge the corresponding obligation owing to the other.

(b)                                 Without limiting or affecting the Security Trustee’s rights against the Company or the Obligors (whether under this paragraph or under any other provision of the Credit Documents), the Security Trustee agrees with each other Creditor (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights as a joint creditor with a Creditor except after consultation with the relevant Creditor. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Trustee’s right to act in the protection of preservation of rights under or to enforce any Security Document as contemplated by this Deed and/or the relevant Security Document (or to do any act reasonably incidental to any of the foregoing).

17.3                        Luxembourg issues

Each of the Creditors hereby appoints the Security Trustee as its agent (mandataire), acting in its name and on its behalf, for the purposes of the share pledge agreement over the shares of Waterford Wedgwood Luxembourg, S. à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg, and in particular hereby authorises Security Trustee, acting in its name and on its behalf, to enter into and to execute such a pledge agreement and to hold, release, as the case may be, and enforce, as the case may be, any and all security thereby created.

17.4                        Perpetuity Period

The perpetuity period under the rule against perpetuities, if applicable hereto, shall be the period of eighty years from the date of this Deed.

17.5                        Repayment of Senior Debt

Following the Senior Debt Discharge Date:

(a)                                  the Security Trustee shall act on the instructions of the HY Bond Creditors in accordance with the terms of the HY Bonds Indenture, and any reference in this Deed to “Senior Creditors” shall be deemed to be “HY Bond Creditors”;

(b)                                 the Security Trustee may resign from its position by giving at least 10 days notice in writing to the HY Bonds Trustee, and will be replaced by a replacement entity nominated by the HY Bond Creditors in accordance with the provisions of the HY Bonds Indenture.

17.6                        Winding up of Trust

If each Creditor has confirmed in writing to the Security Trustee that all indebtedness (including for the avoidance of doubt, Contingent Indebtedness) owing to it under the Facilities has been discharged and that it is not under any further actual or contingent obligation to make advances or provide other financial accommodation to any Obligor or any other person under the Facilities, the trusts herein created shall be wound up. Each Creditor shall provide prompt written confirmation as soon as reasonably practicable after all relevant indebtedness owing to it under the Facilities has been so discharged.

18.                               POWER OF ATTORNEY

By way of security for its obligations under this Deed, the HY Bonds Trustee and the Obligors irrevocably appoint the Security Trustee as its attorney to do anything which the HY Bonds Trustee or that Obligor is required to do by this Deed but has failed to do, unless:

(a)                                  the failure has not continued for a period of 10 Business Days after the giving of notice by the Security Trustee; or

(b)                                 the HY Bonds Trustee or relevant Obligor is disputing the matter in good faith and by appropriate proceedings.

19.                               APPOINTMENT AND RIGHTS OF RECEIVERS

19.1                        Appointment of Receivers

If:

(a)                                  requested by any Obligor; or

(b)                                 an acceleration has occurred (whether or not the Security Trustee has taken possession of the Charged Assets),

without any notice or further notice, the Security Trustee may, by agreement, or otherwise in writing signed by any officer or manager of the Security Trustee or any person authorised for this purpose by the Security Trustee, appoint one or more persons to be a Receiver of all or part of the Charged Assets provided that the Security Trustee may not appoint an administrative receiver (as defined in section 29(2) of the Insolvency Act 1986) over the Charged Assets if the Security Trustee is prohibited from so doing by section 72A of the Insolvency Act 1986 and no exception to the prohibition on appointing an administrative receiver applies. The Security Trustee may similarly remove any Receiver and appoint any person instead of any Receiver. If the Security Trustee appoints more than one person as Receiver, the Security Trustee may give those persons power to act either jointly or severally.

19.2                        Scope of appointment

Any Receiver may be appointed Receiver of all of the Charged Assets or Receiver of all or part of the Charged Assets as specified in the appointment. In the latter case, the rights conferred on a Receiver as set out in Schedule 5 (Rights of Receivers) shall have effect as though every reference in that Schedule to any Charged Assets were a reference to the part of those assets so specified or any part of those assets.

19.3                        Rights of Receivers

Any Receiver appointed pursuant to this Clause 19 shall have the rights, powers, privileges and immunities set out in Schedule 5 (Rights of Receivers).

19.4                        Agent of Obligors

Any Receiver shall be the agent of the relevant Obligor for all purposes. That Obligor alone shall be responsible for the Receiver’s contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by the Receiver.

19.5                        Remuneration

The Security Trustee may acting on the direction of the Instructing Banks and the Instructing USPP Noteholders determine the remuneration of any Receiver and direct payment of that remuneration out of moneys he receives as Receiver. The relevant Obligor alone shall be liable for the remuneration and all other costs, losses, liabilities and expenses of the Receiver.

20.                               TERMINATION

This Agreement will terminate on either:

(a)                                  the Senior Debt Discharge Date in the event that all of the Security benefiting the HY Bond Creditors is required to be released in accordance with the terms of this Deed and the HY Bond Indenture; or

(b)                                 otherwise, the date upon which all of the Debt has been unconditionally and irrevocably paid and discharged in full, as determined by the Security Trustee.

21.                               SEVERABILITY

If a term of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)                                  the validity or enforceability in that jurisdiction of any other term of this Deed; or

(b)                                 the validity or enforceability in other jurisdictions of that or any other term of this Deed.

22.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

23.                               NOTICES

23.1                        In writing

Any notice in connection with this Deed must be in writing and, unless otherwise stated, may be given in person, by post or fax.  Unless it is agreed to the contrary, any consent or agreement required under this Deed must be given in writing.

23.2                        Addresses

(a)                                  The address and fax number of each Party (other than the Obligors and the Security Trustee) for all notices in connection with this Deed are those notified by that Party for this purpose to the Security Trustee on or before the date it becomes a Party.

(b)                                 The address and fax number of the Obligors is:

Waterford Wedgwood plc

1-2 Upper Hatch Street

Dublin 2

Ireland

Attention: Company Secretary

Fax: 00 3531 478 4863

(c)                                  The address and fax number of the Security Trustee is:

Address:	Barclays Bank PLC

Global Loans – Agency Division

5 The North Colonnade

Canary Wharf London E14 4BB

Attention: Global Loans – Agency Division

Fax: +44 20 7773 4893

(d)                                 Any Party may substitute another address or fax number for this purpose by giving five Business Days’ notice to the Security Trustee or (in the case of the Security Trustee) to the other Parties.

(e)                                  Where a Party nominates a particular department or officer to receive a notice, a notice will not be effective it if fails to specify that department or officer.

23.3                        Delivery

(a)                                  Except as provided below, any notice in connection with this Deed will be deemed to be given as follows:-

(i)                                     if delivered in person, at the time of delivery;

(ii)                                  if posted, when it has been left at the relevant address or five Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

(iii)                               if by fax, when received in legible form.

(b)                                 A notice given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)                                  A notice to the Security Trustee will only be effective on actual receipt by it.

23.4                        Obligors

(a)                                  All notices under this Deed to or from an Obligor must be sent through the Security Trustee.

(b)                                 All notices under this Deed to or from an Obligor (other than the Company) must be sent through the Company.

(c)                                  Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent to give and receive all notices under this Deed.

(d)                                 Any notice given to the Company in connection with this Deed will be deemed to have been given also to the other Obligors.

24.                               GOVERNING LAW

This Agreement is governed by English law.

25.                               ENFORCEMENT

25.1                        Jurisdiction of the Courts of England

(a)                                  The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding its existence, validity or termination) (a Dispute).

(b)                                 The courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party shall argue to the contrary.  Any legal action or proceedings arising out of or in connection with this Deed (Proceedings) may be brought in the courts of England and each Obligor irrevocably submits to the jurisdiction of these courts.

(c)                                  Nothing in this Clause 25.1 shall limit the right of any Creditor to take Proceedings against any member of the Group in any other court of competent jurisdiction.  The taking of Proceedings in one or more jurisdictions shall not preclude any Creditor from taking Proceedings in any other jurisdiction, whether concurrently or not.

25.2                        Service of process

Without prejudice to any other mode of service allowed under any relevant law each Obligor (other than an Obligor incorporated in England and Wales):

(a)                                  irrevocably appoints Waterford Wedgwood U.K. plc as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

(b)                                 agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

In witness whereof this Deed has been executed and delivered as a Agreement on the date stated at the beginning.

SCHEDULE 1

THE SUBSIDIARY OBLIGORS

PART 1

Subsidiary Obligor	Registered Number	Jurisdiction of incorporation

All-Clad Holdings Inc.		Pennsylvania, USA
Waterford Wedgwood GmbH	HRB 2900 (Local Court (Amtsgericht) at Hof)	Germany
Josiah Wedgwood & Sons Limited	613288	England and Wales
Statum Limited	343652	England and Wales
Waterford Wedgwood Retail Limited	624489	England and Wales
Wedgwood Limited	44052	England and Wales
Josiah Wedgwood & Sons (Exports) Limited	240666	England and Wales
Stuart & Sons Limited	117548	England and Wales
Waterford Wedgwood U.K. plc	2058427	England and Wales

Waterford Crystal Limited	78088	Republic of Ireland
Waterford Crystal (Manufacturing) Limited	104597	Republic of Ireland

Waterford Wedgwood Japan Limited		Japan

Waterford Wedgwood USA, Inc.		New York, USA
All-Clad USA, Inc		Delaware, USA
WW Inc.		Delaware, USA
Waterford Wedgwood, Inc.		Delaware, USA
Waterford Wedgwood Finance, Inc.		Delaware, USA
Waterford Wedgwood Holdings Inc.		Delaware, USA
WW Acquisition (Delaware) Corp		Delaware, USA
Clad Metals LLC		Delaware, USA
All Clad Metalcrafters LLC		Delaware, USA
Clad Holdings Corp		Delaware, USA
Waterford Wedgwood Partners		Illinois

Josiah Wedgwood & Sons (Aust) Pty Ltd		Australia

PART 2

HY BOND GUARANTORS

Guarantor	Registered Number	Jurisdiction of incorporation

All-Clad Holdings, Inc.
Waterford Wedgwood GmbH	HRB 2900 (Local Court (Amtsgericht) at Hof)	Germany
Josiah Wedgwood & Sons Limited	613288	England and Wales
Statum Limited	343652	England and Wales
Waterford Wedgwood Retail Limited	624489	England and Wales
Wedgwood Limited	44052	England and Wales
Josiah Wedgwood & Sons (Exports) Limited	240666	England and Wales
Stuart & Sons Limited	117548	England and Wales
Waterford Wedgwood U.K. plc	2058427	England and Wales

Waterford Crystal Limited	78088	Republic of Ireland
Waterford Crystal (Manufacturing) Limited	104597	Republic of Ireland

Waterford Wedgwood Japan Limited		Japan

Waterford Wedgwood USA, Inc.		New York, USA

WW Inc.		Delaware, USA
Waterford Wedgwood, Inc.		Delaware, USA
Waterford Wedgwood Finance, Inc.		Delaware, USA
Waterford Wedgwood Holdings Inc.		Delaware, USA

Clad Metals LLC		Delaware, USA
All-Clad Metalcrafters, LLC		Delaware, USA
Clad Holdings Corp		Delaware, USA

SCHEDULE 2

THE CREDITORS

PART 1

THE RCF BANKS

The Governor and Company of the Bank of Ireland

Ulster Bank Ireland Limited

ABN Amro Bank N.V. Dublin Branch

Allied Irish Banks, p.l.c.

Barclays Bank PLC

Bayerische Landesbank, London Branch

IIB Bank Limited

Mizuho Corporate Bank Limited

Wachovia Bank, National Association

The Royal Bank of Scotland plc

Scotiabank (Ireland) Limited

PART 2

THE BILATERAL BANKS

National Westminster Bank Plc

The Governor and Company of the Bank of Ireland

Allied Irish Banks, p.l.c

Barclays Bank PLC

ABN Amro Bank N.V. Dublin Branch

PART 3

THE USPP NOTEHOLDERS

The Prudential Insurance Company of America

Allstate Life Insurance Company

Connecticut General Life Insurance Company (Notes held by its nominee CIG & Co.)

American United Life Insurance Company

The State Life Insurance Company

Modern Woodmen of America

PART 4

THE CURRENT FOREX BANKS

ABN Amro Bank N.V. Dublin Branch

Allied Irish Banks, p.l.c

Barclays Bank PLC

IIB Bank Limited

The Governor and Company of the Bank of Ireland

Wachovia Bank, National Association

SCHEDULE 3

ACCESSION MECHANICS

PART 1

CREDITORS’ ACCESSION DEED

To:	[ ] as Security Trustee

From:	[ACCEDING CREDITOR]

THIS AGREEMENT dated [            ], is supplemental to the intercreditor and security trust deed (the Deed) dated [               ], 2003 and made between Waterford Wedgwood Plc, certain Obligors as defined therein, the Security Trustee as defined therein and certain Creditors as defined therein.

Words and expressions defined in the Agreement have the same meaning when used in this Deed.

[Acceding Creditor] (the Acceding Creditor) of [address] hereby agrees with each other person who is currently or who becomes a party to the Agreement that with effect from the date hereof and in accordance with the provisions of [Clause 15.4 (Creditor’s Accession)/ Clause 3.3 (HY Bonds Trustee)] of the Agreement the Acceding Creditor will become a party to and be bound by and benefit from the Agreement as a [RCF Bank/Bilateral Bank/USPP Noteholder/Current Forex Bank/New Forex Bank/HY Bonds Trustee/Creditor][and shall assume such of the [Transferring Creditor’s] obligations under this Deed as are specified in the Schedule hereto].

The address for notices to the [Acceding Creditor] for the purposes of Clause 23 (Notices) of the Agreement is:

[                                                     ]

This Agreement is governed by and shall be construed in accordance with English law.

IN WITNESS WHEREOF this Deed has been executed by the parties hereto as an Agreement on the day and year first above written.

Signed as a Agreement on behalf of

[name of Acceding Creditor]

Director

Director/Secretary

* Delete as appropriate

Schedule of [Transferring Creditors] Obligations

PART 2

OBLIGORS ACCESSION AGREEMENT

To:	[ ] as Security Trustee

From:	[ADDITIONAL OBLIGOR]

THIS AGREEMENT dated [            ], is supplemental to the intercreditor and security trust deed (the Deed) dated [               ], 2003 and made between Waterford Wedgwood Plc, Waterford Wedgwood U.K. Plc,  certain Obligors as defined therein, the Security Trustee as defined therein and certain Creditors as defined therein.

Words and expressions defined in the Agreement have the same meaning when used in this Deed.

[Additional Obligor] (the Additional Obligor) of [address] hereby agrees with each other person who is currently or who becomes a party to this Deed that with effect from the date hereof and in accordance with the provisions of Clause 15.3 (Obligors) of the Agreement the Additional Obligor will become a party to and be bound by and benefit from the Agreement as an Additional Obligor

The address for notices to the Additional Obligor for the purposes of Clause 23 (Notices) of the Agreement is:

Waterford Wedgwood plc

1-2 Upper Hatch Street

Dublin 2

Ireland

Facsimile:  00 3531 478 4863

Attention:  Company Secretary

This Agreement is governed by and shall be construed in accordance with English law.

IN WITNESS WHEREOF this Deed has been executed by the parties hereto as an Agreement on the day and year first above written.

Signed as a Agreement on behalf of

[name of Additional Obligor]

Director

Director/Secretary

SCHEDULE 4

SECURITY TRUST

1.                                      DELEGATION BY SECURITY TRUSTEE

1.1                               Delegation:  The Security Trustee may delegate in any manner to any person any rights exercisable by the Security Trustee under this Deed.  Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Security Trustee thinks fit.

1.2                               Liability for Delegates:  The Security Trustee shall not be liable or responsible to the Obligors and the Creditors or any other person for any costs, charges, losses, damages, liabilities or expenses arising from any act, default, omission or misconduct of any such delegate, except to the extent caused by the Security Trustee’s own gross negligence or wilful misconduct in choosing the delegate.

2.                                      INVESTMENT BY SECURITY TRUSTEE

2.1                               Authorised Investments:  Any moneys which under the trusts contained in this Deed are received or held by the Security Trustee may be invested in the name of or under the control of the Security Trustee:

(a)                                  in any investment then authorised by English law for the investment by trustees of trust moneys; and/or

(b)                                 in any other investment selected by the Security Trustee; and/or

(c)                                  by placing those moneys on deposit in the name of or under the control of the Security Trustee at such bank or institution (including itself, any other Creditor or any affiliate of any Creditor) as the Security Trustee thinks fit.

2.2                               Realisation Account:  Subject to paragraph 3 (Appropriation and Distribution), the Security Trustee shall:

(a)                                  establish a trust account for all amounts and proceeds to be held by the Security Trustee under this Deed (the Realisation Account) and place any sum received, recovered or held by it in respect of this Deed in the Realisation Account; and

(b)                                 invest an amount equal to the balance from time to time standing to the credit of that suspense account in any of the investments authorised by paragraph 2.1 (Authorised Investments), with power from time to time in its absolute discretion to vary such investments; and

(c)                                  credit the income from such investments to the relevant suspense account when received by the Security Trustee.

Accordingly, no interest shall be paid on any balance standing to the credit of any suspense account.

3.                                      APPROPRIATION AND DISTRIBUTION

3.1                               Timing of Distributions:  Distributions by the Security Trustee shall be made in accordance with Clause 8 of this Deed prior to the Calculation Date and thereafter at such times as the

Security Trustee in its absolute discretion determines to be as soon as reasonably practical, having regard to all relevant circumstances.

3.2                               Basis of Distribution:  For the purpose of any distribution by the Security Trustee, it may:

(a)                                  fix a date as at which the amount of the indebtedness under the Facilities is to be calculated; and

(b)                                 call for, and rely on, a certificate giving details of any sums due or owing (including by way of Contingent Indebtedness) to any Creditor at the date fixed by the Security Trustee for that purpose and as to such other matters as the Security Trustee thinks fit to enable it to make that distribution.

3.3                               Unwinding:  Any appropriation or distribution which later transpires to have been, or is agreed by the Security Trustee to have been, invalid, or which has to be refunded, shall be refunded and shall be deemed never to have been made.

4.                                      SECURITY TRUSTEE’S RIGHTS AND DUTIES

4.1                               Appointment:  Each Creditor authorises the Security Trustee to perform the functions specifically delegated to it by the terms of this Deed and such other functions as are reasonably incidental.  The Security Trustee shall not be an agent or (except as expressly provided in this Deed) a trustee or fiduciary for any Creditor, nor an agent, trustee or fiduciary for any Obligor, under or in relation to this Deed.  The Security Trustee may not begin any legal action or proceeding in the name of another Creditor without its consent.

4.2                               Duties:  The Security Trustee shall have only those obligations and responsibilities expressly specified in this Deed.  This shall include informing the Creditors of any notification received under this Deed and informing the HY Bond Trustee of the occurrence of the Senior Debt Discharge Date.

4.3                               Instructions of the Senior Creditor Classes:  Subject to the other provisions of this paragraph 4 and Clause 16.2 of this Deed (Entrenched Rights), the Security Trustee shall act in accordance with any instructions from either Senior Creditor Class (acting through its Instructing Group) in respect of this Deed or any other Security Document or, if so instructed by either Senior Creditor Class (acting through its Instructing Group), refrain from taking an (or any further) action or exercising any right in respect of this Deed or any other Security Document.  Following the Senior Debt Discharge Date, the Security Trustee shall act in accordance with the instructions of the HY Bond Creditors, and all references herein to the Senior Creditor Class shall be to the HY Bond Creditors acting in accordance with the HY Bond Indenture.

4.4                               Rights:  The Security Trustee may:

(a)                                  perform any of its functions under this Deed by or through its personnel or agents;

(b)                                 refrain from exercising any right, power or discretion under this Deed until it has received instructions from either Senior Creditor Class (acting through its Instructing Group) as to whether (and, if so, how) it is to be exercised and shall in all cases be fully protected when acting, or (if so instructed) refraining from acting, in accordance with those instructions;

(c)                                  refrain from disclosing any document or information if such disclosure, and may refrain from doing anything else which, would or might in its opinion be contrary to any law or directive, be a breach of any duty of secrecy or confidentiality or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any law or directive;

(d)                                 assume that no event of default or potential event of default (however described) under any Facility has occurred unless one of its officers, in performing its functions as Security Trustee under this Deed, acquires actual knowledge to the contrary;

(e)                                  refrain from taking any step (or further step) to protect or enforce the rights of any person under this Deed until it has been indemnified (or received confirmation that it will be so indemnified) and/or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result;

(f)                                    rely on any communication or document believed by it to be genuine;

(g)                                 rely as to any matter of fact which might reasonably be expected to be within the knowledge of the Obligors or a Creditor or on a statement by or on behalf of the Obligors or, as the case may be, that Creditor;

(h)                                 obtain and pay for such legal or other expert advice or services as may to it seem necessary or desirable and rely on any such advice;

(i)                                     retain for its own benefit and without liability to account any fee or other sum receivable by it for its own account;

(j)                                     accept deposits from, lend money to, provide advisory or other services to or engage in any kind of banking or other business with any party to any Facility or any affiliate of any such party (and, in each case, may do so without liability to account).  Without prejudice to the generality of this paragraph 4.4(j), neither the Security Trustee nor any of its affiliates shall have any duty to disclose or act on or take into account any document or information of which any of them has knowledge or notice or otherwise becomes aware in the course of doing anything permitted by this paragraph 4.4(j) and, in performing its duties, obligations and responsibilities under this Deed, the Security Trustee shall be entitled to ignore any such document or information which is not publicly available;

(k)                                  accept without enquiry, requisition, objection or investigation such title as the Obligors may have to the assets secured under the Security Documents; and

(l)                                     take any steps it sees fit as to the holding of any title deeds and other documents relating to any of the assets subject to the Security expressed to be created by the Security Documents, including allowing the Obligors to retain them, and every receiver, delegate, attorney, agent or other similar person appointed under any Security Document may indemnify itself out of the Security constituted thereby against all liabilities, charges, claims, costs, expenses or losses incurred or sustained by it in relation to this Deed, or in the exercise of any right or trust vested in any of them or in respect of any other matter or thing done or omitted to be done in any way relating to this Deed, except to the extent resulting from its own wilful default or gross negligence.

4.5                               Exoneration:  Neither the Security Trustee nor any of its personnel or agents shall be:

(a)                                  responsible for the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information in any Facility or any notice or other document delivered under or in connection with any Facility;

(b)                                 responsible for the execution, delivery, genuineness, validity, legality, priority, ranking, adequacy, performance, enforceability or admissibility in evidence of any Facility or any such notice or other document or of any Security expressed to be created by them;

(c)                                  liable for any failure, omission or defect in perfecting the Security created by or pursuant to any Security Document, including (i) failure to obtain any authorisation for the execution, validity, enforceability or admissibility in evidence of any Security Document and (ii) failure to effect or procure registration of or otherwise protect or perfect any of the Security created by the Security Documents under any laws in any territory;

(d)                                 (without prejudice to any provision of this Deed and paragraph 3 of this Schedule 4) under any duty to ensure that any payment or other financial benefit in respect of any asset secured by the Security Documents is duly and punctually paid, received or collected or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any asset;

(e)                                  responsible for the collectability of any amount payable under any Facility;

(f)                                    obliged to enquire as to the occurrence or continuation of an event of default or potential event of default (however described) under any Facility; or

(g)                                 liable for anything done or not done by it or any of them under or in connection with any Facility, including any of the things identified in subparagraphs 4.5(a) to 4.5(f) above, save in the case of its or their own gross negligence or wilful misconduct.

4.6                               Security Trustee as Creditor:  The Security Trustee shall have the same rights and powers with respect to its capacity as a Creditor under the Facilities (if any) as any other Creditor and may exercise those rights and powers as if it were not also acting in that capacity.

4.7                               Non-Reliance on Security Trustee:  Each Creditor confirms that it has itself been, and will at all times continue to be, solely responsible for making its own independent investigation and appraisal of the business, financial condition, prospects, creditworthiness, status and affairs of the Obligors and the Creditors and any other member of the Group, and has not relied, and will not at any time rely, on the Security Trustee:

(a)                                  to provide it with any information relating to the business, financial condition, prospects, creditworthiness, status or affairs of the Obligors, any other member of the Group or any other person, whether coming into its possession before or after the making of any advance under the Facilities;

(b)                                 to check or enquire into the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information at any time provided by or on behalf of the Obligors, any other member of the Group or any other person under or in connection with any Facility (whether or not that information has been or is at any time circulated to it by the Security Trustee); or

(c)                                  to assess or keep under review the business, financial condition, prospects, creditworthiness, status or affairs of the Obligors, any other member of the Group, or any other person.

4.8                               Indemnity:

(a)                                  The Company and the other Obligors hereby agree, jointly and severally and on demand, to indemnify the Security Trustee against any and all outstanding costs, expenses or liabilities sustained or incurred by the Security Trustee in complying with any instructions from the Creditors or otherwise sustained or incurred by the Security Trustee in connection with this Deed (such amounts being referred to as the Indemnified Amounts), except

(i)                                     routine administrative costs and expenses of the Security Trustee; or

(ii)                                  to the extent that they are sustained or incurred as a result of its own gross negligence or wilful misconduct or that of any of its personnel or agents.

(b)                                 (i)                                     To the extent that the Company and the other Obligors shall at any time fail to comply with their obligations pursuant to this paragraph 4.8, each Creditor (on a several and not joint basis) shall repay to the Security Trustee on demand principal Distributions received by each such Creditor (calculated on a pro rata basis by reference to their respective Limits at the Calculation Date).

(ii)                                  (A)                              Without limiting the liability of any Obligor under the Credit Documents, to the extent that the amounts received under (b)(i) above are insufficient to reimburse the Security Trustee in full, each Senior Creditor must indemnify the Security Trustee for that Senior Creditor’s share of any loss or liability incurred by the Security Trustee in acting as the Security Trustee, except to the extent that the loss or liability is directly caused by the Security Trustee’s gross negligence or wilful misconduct.

(B)                                A Senior Creditor’s share of any loss or liability under sub-paragraph (ii)(A) above will be the proportion which the aggregate amount of Debt owing to it and available to be drawn from it under the Credit Documents bears to all the Debt then owing and available to be drawn under the Credit Documents, as calculated by the Security Trustee.  If the Debt is denominated in more than one currency, the Security Trustee may use whatever rate of exchange it considers appropriate for this purpose.

(C)                                The Security Trustee may deduct from any amount received by it for a Senior Creditor any amount due to the Security Trustee from that Creditor under this Deed or a Security Document but unpaid.

(c)                                  Following the payment of any amount by a Creditor in accordance with paragraph (b) above, a corresponding amount shall then become due and owing to that Creditor by the Obligors.

4.9                               Joint Creditor:  To the extent the Security Trustee is not a creditor itself, it shall be the joint creditor (together with the relevant Creditor) of each and every obligation of the Company and the Obligors in full towards each of the Creditors under each Credit Document and accordingly will have its own independent right to demand performance by the Company or the Obligors of those obligations in accordance with Clause 17.2 (Security Trustee as joint creditor) of the Agreement.

5.                                      RESIGNATION OF SECURITY TRUSTEE

5.1                               Resignation:  The Security Trustee may resign at any time if it gives at least 7 days’ notice to the Obligors.  However, no resignation shall be effective until the successor has been appointed and accepted its appointment in accordance with this paragraph 5.

5.2                               Appointment of Successor:  The Security Trustee may in its notice of resignation appoint any of its affiliates with an office in London or, with its consent, any other Creditor as its successor.  If it does not do so, prior to the Senior Debt Discharge Date, the Senior Creditors may appoint a successor: thereafter, the HYB Creditors may appoint a successor.  If the relevant successor has not been so appointed and accepted its appointment within 15 days after the date of the notice of resignation, the resigning Security Trustee may appoint any reputable bank or financial institution with an office in London (whether or not an affiliate of it) to be its successor.  Following the Senior Debt Discharge Date, if the resigning Security Trustee chooses not to make such an appointment, then the HY Bond Trustee shall automatically become Security Trustee.

5.3                               Method of Appointment:  Any appointment of a successor must be in writing, signed by the person(s) appointing that successor and delivered to that successor.  Any acceptance of such appointment must be in writing, signed by the person appointed and delivered to the person(s) appointing that successor.  The Creditors shall be promptly informed of the acceptance by a successor Security Trustee.

5.4                               Discharge of Obligations:  Upon the successor accepting its appointment, the resigning Security Trustee shall be automatically discharged from any further obligation under this Deed and its successor and each of the other parties to this Deed shall have the same rights and obligations among themselves as they would have had if the successor had been the original Security Trustee party to this Deed.

5.5                               Documents:  The resigning Security Trustee shall provide its successor with (or with copies of) such of its records as its successor requires to carry out its functions under this Deed.

6.                                      REMOVAL AND REPLACEMENT OF SECURITY TRUSTEE

6.1                               Voting:  On a written notice being sent by any Senior Creditor to each other Senior Creditor requesting that the Security Trustee be removed from office and setting out the reasons for such request, the Senior Creditors shall vote on such request.

6.2                               Replacement Security Trustee:  Following any such vote referred to in paragraph 6.1 above:

(a)                                  prior to the Senior Debt Discharge Date, if so requested by either Senior Creditor Class (acting through its Instructing Group), the Security Trustee shall immediately resign from office and a Creditor other than the Security Trustee at that date shall be appointed by either Senior Creditor Class (acting through its Instructing Group) to take over the role of Security Trustee with immediate effect from such date; and

(b)                                 following the Senior Debt Discharge Date, if so requested by the HY Bonds Trustee (acting in accordance with the HY Bonds Indenture), the Security Trustee shall immediately resign from office and a Creditor other than the Security Trustee at that date shall be appointed by the HY Bonds Trustee (acting in accordance with the HY Bonds Indenture) to take over the role of Security Trustee with immediate effect from that date.

7.                                      REMUNERATION

The Security Trustee shall not be accountable to any other Creditor for any remuneration nor for any other payment of any nature (whether in respect of its costs, expenses or otherwise) which it has received or may receive from any person in respect of its acting as Security Trustee.  The Security Trustee shall not by virtue of receiving any such remuneration or other payment be deprived of any rights, powers, privileges or immunities under any other Facility, under statute or at common law.

SCHEDULE 5

RIGHTS OF RECEIVERS

Any Receiver appointed pursuant to Clause 19 (Appointment and rights of Receivers) shall have the right, either in his own name or in the name of the relevant Obligor or otherwise and in such manner and upon such terms and conditions as the Receiver thinks fit, and either alone or jointly with any other person:

1.                                      Enter into possession

to take possession of, get in and collect the Charged Assets, and to require payment to it or to any Creditor of any credit balance on any bank account;

2.                                      Carry on business

to manage and carry on any business of that Obligor in any manner he thinks fit;

3.                                      Contracts

to enter into any contract or arrangement and to perform, repudiate, rescind or vary any contract or arrangement to which that Obligor is a party;

4.                                      Deal with Charged Assets

to sell, transfer, assign, exchange, hire out, convert into money lend or otherwise dispose of or realise the Charged Assets to any person (including a new company formed pursuant to paragraph (5) (Hive down)) either by public offer or auction, tender or private contract and for a consideration of any kind (which may be payable or delivered in one amount or by instalments spread over a period or deferred) in any manner and on any terms which he thinks fit (for the avoidance of doubt a Receiver may sever or sell separately any fixtures, other than landlord’s fixtures, from the property containing them without the consent of the relevant Chargor);

5.                                      Hive down

to form a new company and to subscribe for or acquire (for cash or otherwise) any investment in or of the new company and to sell, transfer, assign, exchange and otherwise dispose of or realise any such investments or part thereof or any rights attaching thereto;

6.                                      Borrow money

to borrow or raise money either unsecured or on the security of the charged assets (either in priority to the charges granted pursuant to the Security Documents or otherwise) and generally on any terms and for whatever purpose which he thinks fit;

7.                                      Covenants and guarantees

to enter into bonds, covenants, guarantees, indemnities and other commitments and to make all payments needed to effect, maintain or satisfy them;

8.                                      Dealings with tenants

to grant leases, tenancies, licences and rights of user, grant renewals and accept surrenders of leases, tenancies, licences or rights of user, and otherwise to reach agreements and make arrangements with, and to make allowances to, any lessees, tenants or other persons (including a new company formed pursuant to paragraph (5) (Hive down)) from whom any rents and profits may be receivable (including those relating to the grant of any licences, the review of rent in accordance with the terms of, and the variation of, the provisions of any leases, tenancies, licences or rights of user affecting the Charged Assets);

9.                                      Rights of ownership

to manage and use the Charged Assets and to exercise and do (or permit that Obligor or any nominee of it to exercise and do) all such rights and things as the Receiver would be capable of exercising or doing if he were the absolute beneficial owner of the Charged Assets;

10.                               Insurance, repairs, improvements etc.

to insure the Charged Assets on such terms as he thinks fit, to carry out decorations, repairs, alterations, improvements and additions to the Charged Assets (including the development or redevelopment of any real property) and to purchase or otherwise acquire or do anything in connection with the Charged Assets:

11.                               Claims

to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is a Creditor or relating to the Charged Assets;

12.                               Legal actions

to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Assets or any business of that Obligor;

13.                               Redemption of Security

to redeem any Security (whether or not having priority to the charges granted pursuant to the Security Documents) over the Charged Assets and to settle the accounts of any person with an interest in the Charged Assets;

14.                               Employees etc.

to appoint, hire and employ managers, officers, employees, contractors, agents, advisors and others upon such terms as to remuneration or otherwise as he thinks fit and to discharge any such persons and any such persons appointed, hired or employed by that Obligor;

15.                               Receipts

to give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Charged Asset;

16.                               Delegation

to delegate his powers in accordance with this Deed;

17.                               Lending

to lend money or advance credit to any customer of any Chargor; and

18.                               Other powers

exercise any of the powers set out in Schedule 1 to the Insolvency Act 1986; to do anything else he may think fit for the realisation of the Charged Assets or incidental to the exercise of any of the rights conferred on the Receiver under or by virtue of any Facility to which the relevant Obligor is a party; to exercise in relation to any Charged Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Charged Asset; and/or use the name of any Chargor for any of the above purposes.

SCHEDULE 6

FACILITIES

RCF Facility

Lender	ORIGINAL EXPOSURE
Amount euro
The Royal Bank of Scotland plc	24,742,703
Ulster Bank Ireland Limited	17,673,359
The Governor and Company of the Bank of Ireland	42,416,062
Allied Irish Banks, p.l.c.	37,703,166
Barclays Bank PLC	37,703,166
ABN Amro Bank N.V. Dublin Branch	32,990,270
Bayerische Landesbank, London Branch	32,990,270
IIB Bank Limited	32,990,270
Mizuho Corporate Bank Limited	27,789,628
Wachovia Bank, National Association	23,564,479
Scotiabank (Ireland) Limited	14,138,687

USPP

			ORIGINAL EXPOSURE
Lender	Borrower	Facility Type	Currency	Amount	Eq Euro at Nov 12 rate
Allstate Life Insurance Company	Waterford Wedgwood Finance, Inc.	Term Notes		$20,000,000	17,225,070

Connecticut General Life Insurance Company (Notes held by its nominee CIG & Co.)	Waterford Wedgwood Finance, Inc	Term Notes		$15,000,000	12,918,803

American United Life Insurance Company	Waterford Wedgwood Finance, Inc	Term Notes		$4,000,000	3,445,014

The State Life Insurance Company	Waterford Wedgwood Finance, Inc	Term Notes		$1,000,000	861,254

Modern Woodmen of America	Waterford Wedgwood Finance, Inc	Term Notes		$5,000,000	4,306,268

The Prudential Insurance Company of America	Waterford Wedgwood Finance, Inc	Term Notes		50,000,000	43,062,676

Bilateral Facilities

Lender	ORIGINAL EXPOSURE
Amount euro
National Westminster Plc	9,936,295
The Governor and Company of the Bank of Ireland	8,465,000
Allied Irish Banks, p.l.c	1,270,000
Barclays Bank PLC	2,140,000
ABN Amro Bank N.V. Dublin Branch	1,029,500

Current Forex Facilities

			ORIGINAL EXPOSURE
Lender	Borrower	Facility Type	Currency	Amount	Eq Euro
ABN Amro Bank N.V. Dublin Branch	Waterford Wedgwood Plc	FX	USD	29,000,000	24,976,352
			JPY	1,750,000,000	9,615,385

Allied Irish Banks, p.l.c	Waterford Wedgwood Plc	FX	USD	15,000,000	12,918,803
			JPY	200,000,000	1,098,901

Barclays Bank PLC	Waterford Wedgwood Plc	FX	JPY	200,000,000	1,098,901

IIB Bank Limited	Waterford Wedgwood Plc	FX	USD	700,000	602,877

IIB Bank Limited	Waterford Wedgwood Plc	FX	JPY	200,000,000	1,098,901

IIB Bank Limited	Waterford Wedgwood Plc	FX	USD	15,000,000	12,918,803

The Governor and Company of the Bank of Ireland	Waterford Wedgwood Plc	FX	USD	15,000,000	12,918,803

Wachovia Bank, National Association	Statum Limited	FX	JPY	310,000,000	1,703,297

SIGNATORIES

Company

WATERFORD WEDGWOOD PLC

GIVEN under the Common Seal of WATERFORD WEDGWOOD PLC

/s/ Richard Barnes	Director

Witness: HOWARD LANDES, 10 UPPER BANK STREET, LONDON

/s/ Patrick Dowling	Director/Secretary

Witness:

WWUK

WATERFORD WEDGWOOD U.K. PLC

EXECUTED as a deed by WATERFORD WEDGWOOD U.K. PLC	)
ACTING BY RICHARD BARNES	)	/s/ Richard Barnes
and PATRICK DOWLING	)	Director

/s/ Patrick Dowling
Director/Secretary

Subsidiary Obligors

ALL-CLAD HOLDINGS INC.

/s/ A. Cappiello
SIGNED as a deed on behalf of ALL-CLAD HOLDINGS INC.,	)
a company incorporated in Pennsylvania, USA, by	)
A. Cappiello and , being a person who, in	)
accordance with the laws of that territory, are acting	)
under the authority of the company	)

/s/ A. Cappiello

JOSIAH WEDGWOOD & SONS LIMITED

EXECUTED as a deed by JOSIAH WEDGWOOD & SONS LIMITED	)
acting by RICHARD BARNES	) /s/ Richard Barnes
and MARK DOWNIE	) Director

/s/ Mark Downie
Secretary

WATERFORD WEDGWOOD GMBH

SIGNED as a deed on behalf of WATERFORD WEDGWOOD GMBH,	)
a company incorporated in Germany, by RICHARD BARNES	)
and , being a persons who, in	)
accordance with the laws of that territory, are acting	)
under the authority of the company	)

/s/ Richard Barnes

STATUM LIMITED

EXECUTED as a deed by STATUM LIMITED	)
acting by RICHARD BARNES	) /s/ Richard Barnes
and MARK DOWNIE	) Director

/s/ Mark Downie
Secretary

WATERFORD WEDGWOOD RETAIL LIMITED

EXECUTED as a deed by WATERFORD WEDGWOOD RETAIL LIMITED	)
acting by RICHARD BARNES	) /s/ Richard Barnes
and MARK DOWNIE	) Director

/s/ Mark Downie
Secretary

WEDGWOOD LIMITED

EXECUTED as a deed by WEDGWOOD LIMITED	)
acting by RICHARD BARNES	)	/s/ Richard Barnes
and MARK DOWNIE	)	Director

/s/ Mark Downie
Secretary

WATERFORD CRYSTAL LIMITED

GIVEN under the Common Seal of WATERFORD CRYSTAL LIMITED

/s/ Richard Barnes	Director

Witness: HOWARD LANDES, 10 UPPER BANK STREET, LONDON

/s/ Patrick Dowling	Director/Secretary

Witness: RICHARD MCDADE

WATERFORD CRYSTAL (MANUFACTURING) LIMITED

GIVEN under when the Common Seal of

WATERFORD CRYSTAL (MANUFACTURING) LIMITED

/s/ Richard Barnes		Director

Witness: HOWARD LANDES, 10 UPPER BANK STREET, LONDON

/s/ Michael Thomas Flynn		Secretary

Witness:	/s/ SINEAD GILLEN

WATERFORD WEDGWOOD JAPAN LIMITED

SIGNED as a deed on behalf of WEDGWOOD JAPAN LIMITED,	)
a company incorporated in Japan, by RICHARD BARNES	)
and , being a persons who, in	)
accordance with the laws of that territory, are acting	)
under the authority of the company	)

/s/ Richard Barnes

WATERFORD WEDGWOOD USA INC.

SIGNED as a deed on behalf of WATERFORD WEDGWOOD USA INC.,	)
a company incorporated in New York, USA, by	)
A. Cappiello and , being a persons who, in	)
accordance with the laws of that territory, are acting	)
under the authority of the company	)

/s/ A. Cappiello

WW INC.

SIGNED as a deed on behalf of WW INC.	)
a company incorporated in Delaware, USA, by RICHARD BARNES	)
and , being a persons who, in	)
accordance with the laws of that territory, are acting	)
under the authority of the company	)

/s/ Richard Barnes

WATERFORD WEDGWOOD, INC.

SIGNED as a deed on behalf of WATERFORD WEDGWOOD, INC.,	)
a company incorporated in Delaware, USA, by RICHARD BARNES	)
and , being a persons who, in	)
accordance with the laws of that territory, are acting	)
under the authority of the company	)

/s/ Richard Barnes

WATERFORD WEDGWOOD FINANCE, INC.

SIGNED as a deed on behalf of WATERFORD WEDGWOOD FINANCE, INC.,	)
a company incorporated in Delaware, USA, by RICHARD BARNES	)
and , being a persons who, in	)
accordance with the laws of that territory, are acting	)
under the authority of the company	)

/s/ Richard Barnes

WATERFORD WEDGWOOD HOLDINGS INC.

SIGNED as a deed on behalf of WATERFORD WEDGWOOD HOLDINGS INC.,	)
a company incorporated in Delaware, USA, by	)
A. Cappiello and , being a persons who, in	)
accordance with the laws of that territory, are acting	)
under the authority of the company	)

/s/ A. Cappiello

CLAD METALS, L.L.C.

SIGNED as a deed on behalf of CLAD METALS L.L.C.,	)
a company incorporated in Delaware, USA, by	)
A. Cappiello and , being a persons who, in	)

/s/ A. Cappiello

JOSIAH WEDGWOOD & SONS (EXPORTS) LIMITED

EXECUTED as a deed by JOSIAH WEDGWOOD & SONS (EXPORTS) LIMITED)
acting by RICHARD BARNES )	/s/ Richard Barnes
and MARK DOWNIE )	Director

/s/ Mark Downie
Secretary

STUART & SONS LIMITED

EXECUTED as a deed by STUART & SONS LIMITED)
acting by RICHARD BARNES )	/s/ Richard Barnes
and MICHAEL FLYNN )	Director

/s/ Michael Thomas Flynn
Secretary

ALL-CLAD METALCRAFTERS, L.L.C.

SIGNED as a deed on behalf of ALL-CLAD METALCRAFTERS, L.L.C.,	)
a company incorporated in Delaware, USA, by	)
A. Cappiello and , being a persons who, in	)
accordance with the laws of that territory, are acting	)
under the authority of the company	)

/s/ A. Cappiello

CLAD HOLDING CORP.

SIGNED as a deed on behalf of CLAD HOLDINGS CORP.,	)
a company incorporated in Delaware, USA, by	)
A. Cappiello and , being a persons who, in	)

/s/ A. Cappiello

ALL-CLAD USA, INC.

SIGNED as a deed on behalf of ALL-CLAD USA, INC.,	)
a company incorporated in Delaware, USA, by	)
A. Cappiello and , being a persons who, in	)
accordance with the laws of that territory, are acting	)
under the authority of the company	)

/s/ A. Cappiello

JOSIAH WEDGWOOD & SONS (AUST) PTY LTD

SIGNED, SEALED AND	)
DELIVERED by MICHAEL PARKS	)
as attorney for JOSIAH WEDGWOOD	)
& SONS (AUST) PTY LTD under	)
power of attorney dated 25th	)
November, 2003 in the presence of:	)
)
/s/ Howard Landes	)
Signature of witness	)	/s/ Michael Parks
	)	By executing this deed the attorney
Howard Landes	)	states that the attorney has received no
Name of witness (block letters))		notice of revocation of the power of
	)	attorney

WW ACQUISITION (DELAWARE) CORP

SIGNED as a deed on behalf of WW ACQUISITION (DELAWARE) CORP,		)
a company incorporated in Delaware, USA, by		)
A. Cappiello and , being a persons who, in		)
accordance with the laws of that territory, are acting		)
under the authority of the company		)

/s/ A. Cappiello

WATERFORD WEDGWOOD PARTNERS

SIGNED as a deed on behalf of WATERFORD WEDGWOOD PARTNERS,	)
a company incorporated in Illinois, USA, by RICHARD BARNES	)
and , being a persons who, in	)
accordance with the laws of that territory, are acting	)
under the authority of the company	)

/s/ Richard Barnes

RCF Banks

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Neil Wright

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ Gerry Burke	/s/ Dara Moloney
GERRY BURKE	DARA MOLONEY

ULSTER BANK IRELAND LIMITED

By:	/s/ Jason Campbell	/s/ Andrew Fitzpatrick
JASON CAMPBELL	ANDREW FITZPATRICK
SNR. MANAGER	DIRECTOR - BUSINESS & CORPORATE BANKING

ABN AMRO BANK N.V. DUBLIN BRANCH

By:	/s/ S. J. Hamilton	/s/ Francis O'Higgins
S. J. HAMILTON	FRANCIS O'HIGGINS

ALLIED IRISH BANKS, p.l.c

By:	/s/ Caroline Strappe	By:	/s/ Donall O'Shea
Caroline Strappe	DONALL O'SHEA

BARCLAYS BANK PLC

By:	/s/ Richard Fry	By:	/s/ John Morrissey

BAYERISCHE LANDESBANK GIROZENTRALE LONDON BRANCH

By:	/s/ Paul James	/s/ Brian Clark
PAUL JAMES	BRIAN CLARK

IIB BANK LIMITED

By:	/s/ Orla Halpenny	/s/ Siobhan Lynch

MIZUHO CORPORATE BANK LIMITED

By:	/s/ Christopher Gray

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Carrie Boericke
Carrie Boericke, Director

SCOTIABANK (IRELAND) LIMITED

By:	/s/ Clive H. Sinnamon
CLIVE H. SINNAMON

USPP Noteholders

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Gwendolyn S. Foster
Gwendolyn S. Foster
Vice President

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Jerry D. Zinkula	By:	/s/ Jeffrey J. Cannon
	JERRY D. ZINKULA		JEFFREY J. CANNON

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	/s/ Donald F. Rieger
Donald F. Rieger, Jr., its Assistant Vice President

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ Christopher D. Pahlke
Christopher D. Pahlke, V.P. Private Placements

THE STATE LIFE INSURANCE COMPANY by American United Life Insurance Company its agent

By:	/s/ Christopher D. Pahlke
Christopher D. Pahlke, V.P. Private Placements

MODERN WOODMEN OF AMERICA

By:	/s/ Nick S. Coin
Nick S. Coin, Treasurer & Investment Manager

Bilateral Banks

NATIONAL WESTMINSTER BANK PLC

By:	/s/ Neil Wright

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ Gerry Burke		/s/ Dara Moloney
	GERRY BURKE		DARA MOLONEY

ALLIED IRISH BANKS, PLC

By:	/s/ Caroline Strappe	By:	/s/ Donall O'Shea
	Caroline Strappe		DONALL O'SHEA

BARCLAYS BANK PLC

By:	/s/ Richard Fry	By:	/s/ John Morrissey

ABN AMRO BANK N.V. DUBLIN BRANCH

By:	/s/ S. J. HAMILTON		/s/ Francis O'Higgins
	S. J. HAMILTON		FRANCIS O'HIGGINS

Current Forex Banks

ABN AMRO BANK N.V. DUBLIN BRANCH

By:	/s/ S. J. Hamilton		/s/ Francis O'Higgins
	S. J. HAMILTON LONDON BRANCH		FRANCIS O'HIGGINS

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ Gerry Burke		/s/ Dara Moloney
	GERRY BURKE		DARA MOLONEY

IIB BANK LIMITED

By:	/s/ Orla Holpenny		/s/ Siobhan Lynch

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Carrie Boericke
Carrie Boericke, Director

ALLIED IRISH BANKS, p.l.c

By:	/s/ Caroline Strappe
Caroline Strappe

BARCLAYS BANK PLC

By:	/s/ Richard Fry	By:	/s/ John Morrissey

Security Trustee

BARCLAYS BANK PLC

By:	/s/ Frank Rogers	By:	/s/ John Morrissey